                      NEVADA MANHATTAN MINING INCORPORATED
                      5038 N. Parkway Calabasas, Suite 100

                           Calabasas, California 91302

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD FRIDAY, APRIL 17, 1998

TO:       THE SHAREHOLDERS OF NEVADA MANHATTAN MINING:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholder (the "Meeting") of Nevada Manhattan Mining Incorporated ("Nevada" or the "Company") will be held at Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California on Friday, April 17, 1998 at 1:00 p.m. for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. Electing five (5) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2. AMENDING THE COMPANY'S ARTICLES OF INCORPORATION. To amend the Company's Articles of Incorporation to change the Company's name.

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS. Ratifying the Board's selection of Jackson & Rhodes, P.C. to serve as the Company's independent auditors for the fiscal year ending May 31, 1998.

4. Transacting such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Bylaws of the Company provide for the election of directors in the following manner:

     "Each stockholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any proposal before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other proposals shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Nevada."

     Only those shareholders of record at the close of business on February 20, 1998, shall be entitled to notice of and to vote at the Meeting.

DATED:   March 9, 1998

                                             By Order of the Board of Directors

                                             Jeffrey S. Kramer

                                             Secretary

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

     IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE MEETING ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     UPON WRITTEN REQUEST ADDRESSED TO JEFFREY S. KRAMER, SECRETARY, NEVADA MANHATTAN MINING, INC., 5038 N. PARKWAY CALABASAS, CALABASAS, CALIFORNIA 91302, THE COMPANY WILL PROVIDE A COPY OF ITS FORM 10 FILED APRIL 3, 1997, AMENDMENT NO. 2.

                      NEVADA MANHATTAN MINING INCORPORATED

                      5038 N. PARKWAY CALABASAS, SUITE 100

                          CALABASAS, CALIFORNIA 91302

                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, APRIL 17, 1998

                                  INTRODUCTION

     This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Nevada Manhattan Mining Incorporated ("Nevada" or "Company") to be held at Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California, at 1:00 p.m. on Friday, April 17, 1998, and at any and all adjournments thereof. It is expected that this Proxy Statement, enclosed Form of Proxy and accompanying Notice of the Meeting (the "Notice") will be mailed to shareholders on or about March 16, 1998.

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect five (5) directors to serve until the next annual meeting and until their successors are elected and qualified;

     2. AMEND THE COMPANY'S ARTICLES OF INCORPORATION. To amend the Company's Articles of Incorporation to change the Company's name;

     3.   RATIFICATION  OF  INDEPENDENT  ACCOUNTANTS.   To  ratify  the  Board's
          appointment of Jackson & Rhodes, P.C., as independent auditors for the fiscal year ending May 31, 1998;

     4. To consider and act upon such other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

     A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by filing with U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991, an instrument revoking it or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the proxy.

     Execution of the proxy without instructions or "FOR" election of directors will grant discretionary authority to the Proxy Holders to vote in accordance with their best judgment with respect to the nominees listed. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of each item of business set forth herein. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice. If, however, any other business properly is presented at the Meeting, the proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

     The expense of preparing, assembling, printing, mailing, and filing this Proxy Statement with the Securities and Exchange Commission and the materials used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited primarily through the mails. Officers, directors, and regular employees of the Company may also solicit proxies personally or by telephone, but will receive no compensation therefor in addition to their regular compensation. The Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Management of the Company determines that this is advisable.

                                VOTING SECURITIES

     As of the close of business on February 20, 1998, the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the "Meeting," there were issued and outstanding 16,867,325 shares of the Company's $.01 par value Common Stock (hereinafter called "Common Stock")(includes the conversion to Common Stock of all Series A Preferred Stock issued prior to December 31, 1997) and 126,490 shares of $1.00 par value Series A Preferred Stock (hereinafter called "1998 Preferred Stock").

     The Company's Board of Directors is authorized to issue up to an aggregate of 49,750,000 shares of common stock, $.01 par value, under its amended Articles of Incorporation. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock in his or her name on the books of the transfer agent, U.S. Stock Transfer Corporation, as of the record date for the Meeting on any matter submitted for a vote of the shareholders.

     The Company's Board of Directors is authorized to issue up to an aggregate of 250,000 shares of Series A Preferred Stock, $1.00 par value, under its amended Articles of Incorporation. Except as otherwise expressly provided for by law or as provided for under the terms of the Certificate of Determination, the holders of the 1998 Preferred Stock will be entitled to one vote, in person or by proxy, for each one share of Preferred Stock in his or her name on the books of the transfer agent, U.S. Stock Transfer Corporation, as of the record date for the Meeting on any matter submitted for a vote of the shareholders of the Company.

     The presence at the meeting, in person or by proxy, of the holders of voteable Nevada Manhattan Mining Stock in the aggregate of a majority of the voting power of the Company's stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any proposal other than the election of directors shall decide the proposal. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other proposal and accordingly will have no legal effect.

     Only shareholders of record at the close of business on February 20, 1998 are entitled to vote at the Annual Meeting or at any adjournment thereof.

                              ELECTION OF DIRECTORS

     The By-laws of the Company provide that "the number of directors shall be [not less than 3 and] not more than seven (7)." The Directors shall be elected at the annual meeting of stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify." The by-laws further provide that the number of directors may be increased by the affirmative vote of the Board of directors or a majority in interest of the shareholders at an annual or special meeting. The number of directors is currently fixed at five
(5).

     A Board of five directors is to be elected at the meeting. The persons named below, four (4) of whom are current members of the Board of Directors of the Company, and one (1) new candidate to join the Board of Directors, will be nominated to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of said five (5) nominees. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected to serve as a director.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

     The following five (5) persons will be nominated by the Board of Directors:

               Christopher D. Michaels            Joe C. Rude III
               Jeffrey S. Kramer                  William E. Wilson
               Stanley J. Mohr

     The following table sets forth certain information as of the Record Date with respect to each current director:

                                                      Year First Elected
   Name and Position            Principal Occupation     or Appointed
    Held in Company            During Past Five Years     a Director         Age
    ---------------            ----------------------     ----------         ---

1. Christopher D. Michaels       Nevada Manhattan Mining       1986           54
    Director, President and       President and Chief
    Chief Executive Officer       Executive Officer

2. Jeffrey S. Kramer             Nevada Manhattan Mining       1989           43
    Director,  Chief Operating    COO / CFO, Corp.
    Officer,  Chief Financial    Secretary
    Officer, Corp. Secy

3. Stanley J. Mohr               Nevada Manhattan Mining       1992           62
    Vice President Shareholder    VP Shareholder Relations
    Relations, Director

4. Joe C. Rude III               Ambulatory Care Center        1995           54
    Director                      Co-owner,  Radiologist

5. William E. Wilson             Underwood-Anderson & Assoc.                  82
    Nominee for Director          Insurance Assoc. Agent
                                  Retired, June, 1996

1. CHRISTOPHER D. MICHAELS, Age 54, co-founded the Company in June 1986. He has served as President, Chief Executive Officer and Chairman of the Board since 1986 and is entitled to retain his positions with the company until the next annual meeting of the Company's shareholders. Mr. Michaels is also a director, President and Chairman of the Board of Equatorial Resources, Ltd. and the Chairman and a director of Kalimantan Resources, Ltd., subsidiaries of the Company. Mr. Michaels received a bachelor of arts degree from Alfred University located in New York and after graduation, took a post with the United States government overseas. Since 1980, Mr. Michaels has acted in a sales and management capacity in corporations primarily engaged in mining and minerals. Mr. Michaels has both a comprehensive background and experience in international relations and has spent extensive time, both nationally and internationally, at the various company timber and mining locations.

2. JEFFREY S. KRAMER, Age 43, Senior Vice President, Chief Financial Officer, Secretary-Treasurer, current Director, has held these positions since 1989 and is entitled to retain these positions with the Company until the next annual meeting of the Company's shareholders. Mr. Kramer is also a director, vice president and the secretary-treasurer of Equatorial Resources, Ltd. and a director and the secretary-treasurer of Kalimantan Resources, Ltd. Mr. Kramer attended the City College of New York. He has held management positions with Continental Cafes. As Chief Financial Officer, Mr. Kramer's responsibilities include business affairs, contract administration, public relations and broker and shareholder relations. He has traveled both nationally and internationally on behalf of the company to conduct contract negotiations.

3. STANLEY J. MOHR, Age 62, Vice President of Shareholder Relations, has been with Nevada Manhattan Mining since 1986 and a director of the company since 1992. He is entitled to retain his current positions with the Company until the next annual meeting of the Company's shareholders. He is also a director of Kalimantan Resources, Ltd. Mr. Mohr has been employed as a marketing executive with several mining and exploration companies and has gained extensive experience in many phases of operations in the mining industry.

4. JOE C. RUDE III, Age 53, was elected to the Board of Directors on April 3, 1995 and is entitled to retain his position as a director until the next annual meeting of the Company's shareholders. Dr. Rude has been a shareholder of record since 1989 and has been an active member of the Shareholders' Advisory Committee for several years representing shareholders at Board of Directors meetings. Dr. Rude is a graduate of the University of Texas at Austin (pre-med.) and later from Southwestern Medical School in Dallas, Texas in 1970. From 1977 to 1995, he was associated with Cobb Radiology Associates, Austell, Georgia, which merged with Quantum Radiology in 1995. Since 1995, Dr. Rude has been a diagnostic radiologist at Quantum Radiology . Dr. Rude also is a co-owner of the Ambulatory Care Center.

5. WILLIAM E. WILSON, Age 82, has been a shareholder of record since 1987 and has recently served on the Shareholders' Advisory Committee representing shareholders at Board of Directors meetings. Mr. Wilson began his career in the insurance industry in 1934. Mr. Wilson joined the Army Air Corps in 1941 serving as a pilot and flying instructor. In 1945, he rejoined the insurance agency as a partner. In 1952, he was recalled to active duty and served during the Korean conflict until his release in 1954. Mr. Wilson retired from active reserve as a Lt.Col. in 1964. He purchased his own insurance agency in 1954. The agency was sold to Underwood-Anderson & Associates in 1985; however, Mr. Wilson remained an associate agent until his retirement in 1996. During his insurance career, he was an active participant in civic affairs. He has held Insurance licenses plus Real Estate Broker and Securities licenses (Florida).

BOARD MEETINGS AND BOARD OF DIRECTORS COMMITTEES

     The Board of Directors of the Company held a total of ten meetings during the fiscal year ended May 31, 1997. All directors attended at least two-thirds of the meetings.

     The Board of Directors has a Compensation Committee which reviews and approves the Company's executive compensation and administers the granting of Stock or Stock Options with respect to the Company's directors, executives and employees. This Committee, currently consisting of Joe Rude III, William E. Wilson and Jeffrey S. Kramer held two meetings during the last fiscal year.

SHAREHOLDERS' ADVISORY COMMITTEE

     In 1989, the Company formed a Shareholder Advisory Committee (the "Advisory Committee") comprised of up to 12 outside shareholders. The purpose of the Advisory Committee is to participate in directors' meetings and compensation meetings, as well as planning meetings related to all aspects of corporate development. Members are selected annually from a group of shareholders who respond to Company inquiries regarding interest in participating on the Advisory Committee. Membership is rotated annually. One of the primary purposes of this Committee is to provide independent, shareholder participation in critical decisions relating to overall corporate strategy.

SIGNIFICANT CONTRACTS WITH CONSULTANTS

The Company has entered into agreements with: Grant Reserve to provide mining consulting services with respect to the Nevada Property; Behre Dolbear &
Company, Inc. and its affiliates, to provide oversight and third-party validation services relative to the exploration and development activities on the Company's Indonesian Concessions; Eco-Rating International, Inc., to provide an economic and environmental evaluation of the Company's Brazilian Timber Properties; and with British Far East Holdings Ltd. to provide certain financial and management consulting services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of December 31, 1997, regarding the record and beneficial ownership of the Common Stock and Preferred Stock with respect to: (i) any individual or group of affiliated individuals or persons owning, of record or beneficially, five percent (5%) or more of the outstanding shares of the Common Stock or the Preferred Stock; (ii) the amount of shares of Common Stock or Preferred Stock owned by each executive officer and director nominee of the Company; and (iii) the number of shares of Common Stock and/or Preferred Stock owned, of record or beneficially, by the executive officers and director nominees of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners listed below, based upon information provided by such owners, have sole voting and investment power with respect to such shares.

                                                AMOUNT AND NATURE
   TITLE OF         NAME AND ADDRESS              OF BENEFICIAL       PERCENT
    CLASS         OF BENEFICIAL OWNER              OWNERSHIP        OF CLASS(1)
    -----         -------------------              ---------        -----------
(i)
  Common     David Weissberg, M.D.                  1,409,900(2)        8.59%
             100 Goose Hill Road
             Cold Spring Harbor, NY 11724
(i) (ii)
  Common     Christopher D. Michaels                1,285,917(3)        7.83%
             5038 N. Pkwy Calabasas, Ste 100
             Calabasas, CA  91302

  Common     Jeffrey S. Kramer                      1,130,000(4)        6.89%
             5038 N. Pkwy Calabasas, Ste 100
             Calabasas, CA  91302

  Common     Joseph C. Rude III, M.D.               1,380,838(5)        8.41%
             3065 River N. Pkwy.
             Atlanta, Georgia 30328
(ii)

  Common     Stanley J. Mohr                          172,000(6)        1.05%
             5038 N. Pkwy Calabasas, Ste 100
             Calabasas, CA  91302

  Common     William E. Wilson                         96,500(6)        0.59%
             1819 E. Brainard Street
             Pensacola, FL   32503
(iii)

  Common     All Officers and                       4,065,255(7)       24.77%
             Directors as a Group
             (6 persons)

                                       9
----------
(1) The percentages noted in this column include the conversion of 228,319 shares of Preferred Stock into 2,283,190 shares of Common Stock as of December 31, 1997, and the issuance of 390,000 shares of Common Stock pursuant to various options primarily to existing management which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

(2) Includes 125,000 shares of common stock issuable upon exercise of 125,000 warrants which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

(3) Includes options to purchase up to 110,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

(4) Includes options to purchase up to 80,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

(5) Includes shares owned by Carolyn Rude and Quantum Radiology (an affiliate of Dr. Rude) as well as options to purchase up to 20,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

(6) Includes shares held by The Lomar Trust, an affiliate of Mr. Mohr, as well as options to purchase up to 50,000 shares of Common Stock which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

(7) Includes shares held in the name of William E. and Lillian B. Wilson Joint Tenants.

(8) Includes options to purchase up to 260,000 shares of Common Stock by all Directors or Officers as a group which may be exercised in whole or in part within 60 days of the date of this Proxy Statement.

                             EXECUTIVE COMPENSATION


    The table set forth below identifies the compensation paid to the Company's executive officers for the last three completed fiscal years (i.e. fiscal years ending May 31, 1995; May 31, 1996; and May 31, 1997):

                           SUMMARY COMPENSATION TABLE
                                         ANNUAL COMPENSATION
                             ------------------------------------------------
       NAME AND                                                  OTHER
       PRINCIPAL                                                 ANNUAL
       POSITION             YEAR      SALARY($)    BONUS($) COMPENSATION($)(1)
----------------------      ----      ------       -----    ------------
Christopher Michaels,
 President and             1997      $251,299        --        $6,264
 Chairman of the           1996      $100,449        --        $6,316
 Board                     1995      $148,727        --        $5,712

Jeffrey Kramer,
 Senior Vice Pres          1997      $224,397        --        $8,080
 and Director              1996      $117,791        --        $7,658
                           1995      $137,212        --        $6,564

                     SUMMARY COMPENSATION TABLE (continued)
                                         LONG TERM COMPENSATION
                          -----------------------------------------------------
                                    AWARDS                        PAYOUTS
                          --------------------------     ----------------------
                           RESTRICTED      SECURITIES                    ALL
                              STOCK        UNDERLYING       TIP         OTHER
                             AWARD(S)       OPTIONAL/     PAYOUTS   COMPENSATION
                               ($)           SARS(#)        ($)          ($)
                             ------       ---------       ------    -----------
Christopher Michaels,
 President and                 --           10,000(2)        --          --
 Chairman of the           $225,000(3)      10,000           --          --
 Board                         --           10,000           --          --

Jeffrey Kramer,
 Senior Vice Pres              --           10,000(2)        --          --
 and Director              $225,000(3)      10,000           --          --
                               --           10,000           --          --

------------
(1) The Company incurs the annual cost of health insurance for Messrs. Michaels and Kramer and their respective dependents.

(2) The Company has granted stock options to all members of its board of directors in the amount of 10,000 shares per full year of service as an active member of the board. These options may be exercised at $1.00 per share of Common Stock. Options may not be exercised after the expiration of 10 years from the date of the grant and are nontransferable other than by inheritance. As of the date of this Proxy Statement, the Company has granted options aggregating 110,000 shares to Mr. Michaels and 80,000 shares to Mr. Kramer.

(3) The Company granted Messrs. Michaels and Kramer the option to purchase 900,000 shares of Common Stock each at an average price of $1.50 per share. These options were exercised during the year ended May 31, 1996, at which time the Company's board of directors agreed to issue these shares for services rendered. The Company has valued these restricted securities to be worth twenty-five cents ($.25) per share.



OPTIONS AND STOCK APPRECIATION RIGHTS

    The table set forth below provides certain information concerning individual grants of stock options and stock appreciation rights (whether granted in connection with stock options or as "freestanding" rights made during the last fiscal year of the Company ending May 31, 1997) to each of the named executive officers, directors, and/or others noted below:

                                INDIVIDUAL GRANTS
                          ---------------------------
                           Number of     % Of Total
                           Securities    Options/SARs
                           Underlying    Granted To     Exercise
                          Options/SARs   Employees       Or Base     Expiration
       Name                 Granted(2)  In Fiscal Year  Price($/sh)     Date
-----------------------    -----------  --------------  -----------  -----------
Christopher D. Michaels(1)    110,000         10%        $ 1.00      May 31, '06
Jeffrey S. Kramer(1)           80,000         14%        $ 1.00      May 31, '06
Stanley Mohr(1)                50,000         25%        $ 1.00      May 31, '06
Edna Pollock(1)                20,000        100%        $ 1.00      May 31, '06
Joe Rude III(1)                20,000        100%        $ 1.00      May 31, '06
Lloyd S. Pantell, Esq.(2)     100,000        100%        $ 4.00      May 31, '06

------------
(1) The Company has granted stock options to all members of its board of directors pursuant to Stock Option Agreements executed at various times. Under the terms of these agreements, each director has been granted options to purchase 10,000 shares of Common Stock per full year of service. The exercise price for such options is $1.00 per share. The years in which stock options were initially granted to each respective board member are as follows: Christopher Michaels, 1986; Jeffrey Kramer, 1989; Stanley Mohr, 1993; Edna Pollock, 1996; and Joe Rude III, 1996. In 1996, the Stock Option Agreements relating to Messrs. Michaels, Kramer and Mohr were extended so that they may be exercised through May 31, 2006. The remaining may not be exercised after the expiration of ten (10) years from the date of grant and are nontransferable other than by inheritance.

(2) Mr. Pantell is an attorney who is a principal in Lloyd S. Pantell, APLC who has provided substantial legal services to the Company. Under the terms of the option agreement, Mr. Pantell has been granted options to purchase 100,000 shares of Common Stock. The exercise price of such options is $4.00 per share. The options may be exercised at any time through May 31, 2006 and are non-transferable other than through inheritance.
<

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES
                                              Number of           Value of
                                             Unexercised         Unexercised
                          Shares          Securities Underlying  In-The-Money
                        Acquired             Options/SARs         Option/SARs
                           On                At May 31, 1997    At May 31, 1997
                        Exercise    Value     Exercisable/        Exercisable/
       Name                (#)     Realized  Unexercisable       Unexercisable
----------------------  --------   -------- -------------------  --------------
Christopher D. Michaels      0          0         110,000          $550,000
Jeffrey S. Kramer            0          0          80,000          $400,000



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    During the last fiscal year the company entered into certain transactions with Jeffrey S. Kramer, an officer and Director of the Company. Specifically, as of August 2, 1997, Mr. Kramer has lent the Company an aggregate of $258,000 which is evidenced by promissory notes payable in his name (the "Notes"). The Notes are: unsecured, payable on demand and bear interest at the rate of 6.6%. As of this time, no payment demand has been made on the Notes.

                             CHANGE OF COMPANY NAME
                                  (Proposal 2)

     The Board of Directors of Nevada Manhattan Mining has, after careful consideration, made the decision to present to the shareholders a "change of the company's name." The Company name, "Nevada Manhattan Mining" no longer reflects the Company's diversity of interests into other natural resources. Therefore, the Board of Directors recommends a "FOR" vote to change the name of the Company to "TERRA NATURAL RESOURCES CORPORATION."


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS
                                  (Proposal 3)

     The Board of Directors has selected Jackson and Rhodes, P.C., to serve as independent accountants for the Company for the year ending May 31, 1998 and the Company's shareholders will vote to ratify such selection. Jackson and Rhodes, P.C., audited the Company's financial statements for the year ending May 31, 1997 and have been the Company's independent accountants since 1995. All professional services rendered by Jackson and Rhodes, P.C., during 1997 were furnished at customary rates and terms. They will be available to respond to appropriate questions from shareholders at the Meeting.

     The Board of Directors recommends a vote "FOR" this proposal.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and of changes in beneficial ownership of Common Stock and other equity securities of the Company. However, the Company did not have any Section 16(a) reporting obligations for the fiscal year ended May 31, 1997 since the Company became a "reporting" company on June 2, 1997.

                                    APPENDIX




In lieu of a costly, formal Annual Report, Nevada Manhattan Mining has elected to use this Appendix to provide the information for the fiscal year ended May 31, 1997, usually contained in an annual report to shareholders.

This information is extracted from the Company's Registration Statement on Form 10, as amended, plus up-to-date "interim" information contained in the Company's Form 10-QSB for the quarter ending November 30, 1997.

                                 APPENDIX INDEX
                                 --------------

                                                                           Page
                                                                           ----

     Management's Discussion and Analysis of Financial
     Condition and Results of Operations

           As of Nov. 30, 1997.............................................  A-3
           Fiscal Year End ...............................................   A-5


     Market for Common Equity and Related
     Stockholder Matters...................................................  A-8


     Legal Proceedings....................................... ............. A-10


     Unaudited Interim Financial Statements and
     Latest Developments

           As of Nov. 30, 1997............................................. A-11


     Audited Consolidated Financial Statements

           Fiscal Years Ending May 31, 1995,
             1996 and 1997................................................  AF-1

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION
------------

    The Company is a timber and mining company, with corporate offices in Calabasas, California, owning interest(s) in certain timber or mining properties located in the (1) state of Para, Brazil (the "Brazilian Timber Properties");
(2) Manhattan Mining District, Nye County, Nevada, (the "Nevada Property"); (3) Indonesian Gold Belt, Kalimantan, Indonesia (the "Indonesian Gold Concessions");
(4) Kutai District of East Kalimantan, Indonesia (the "Indonesian Coal Concessions"); and (5) on the island of Sumatra, Indonesia. The terms and conditions of these acquisitions and the risks and contingencies associated with such ownership interests are more particularly described in the Company's Registration Statement on Form 10.


INTERIM REPORT - SIX MONTHS ENDED NOVEMBER 30, 1997
---------------------------------------------------

COMPARISON OF RESULTS OF OPERATIONS -
SIX MONTHS ENDED NOVEMBER 30, 1997 AND NOVEMBER 30, 1996.

    Revenues for six months ended November 30, 1997 were $351,000 as compared to no revenues for the same period in 1996. However, net loss for the six month period ended November 30, 1997 was approximately $3,029,000 as compared to a net loss of $696,000 for the same period in 1996. The net loss for the six month period ended November 30, 1997 was attributable to Brazilian operations (approximately $1,100,000); consulting expenses (approximately $188,000); debt-related expense (approximately $225,000); interest expense (approximately $155,000); legal fees (approximately $165,000); printing (approximately $75,000); travel (approximately $94,000); and lodging related to Brazilian operations ($75,000). During the six month period ended November 30, 1997, the Company paid approximately $364,000 to retire debt and approximately $250,000 in improvements on its sawmill located near the town of Sao Miguel do Gama, Para, Brazil.

QUARTER ENDED NOVEMBER 30, 1997 TO QUARTER ENDED NOVEMBER 30, 1996

    Revenues for the quarter ended November 30, 1997 were approximately $195,000 as compared to no revenues for the same period in 1996. However, net loss for the quarter ended November 30, 1997 was approximately $1,721,000 as compared to net loss of approximately $179,000 for the same period in 1996. The net loss for the quarter ended November 30, 1997 was attributable to Brazilian operations (approximately $766,000); consulting fees (approximately $97,000); legal fees (approximately $60,000); interest (approximately $85,000); debt related expense (approximately $116,000); printing expense (approximately $37,000); salaries for administration staff (approximately $295,000); travel and lodging ($70,000); and other administrative expenses related to running a public company.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's working capital position as of November 30, 1997 was a deficit of approximately $1,735,521. Almost since inception, the Company has experienced pressure on its working capital position due to operating losses and the need to continually invest in exploration activities on the Nevada Property and, more recently, the Silobat Property, the remainder of the Indonesian Concessions, and the Brazilian Properties.

    To raise funds in the past, the Company has relied upon private placements of its equity securities. Over the past three years, the Company has raised approximately $5,000,000 pursuant to such private placements and notes payable to stockholders. The Brazilian operations represent an opportunity for the Company to generate significant cash flows for the first time, particularly if it is able to fund between $250,000 and $500,000 in additional capital for such operations. The Company believes that with the anticipated increase in daily production at its Brazilian operations to 125 cubic meters per day, much of its continued operations in Brazil, Indonesia, the Nevada Property, and its operating expenses and overhead at its corporate offices will be funded by the cash flow generated from its operations in Brazil. The Company in 1997 concluded privately-negotiated placements of approximately Three Million Five Hundred Thousand Dollars ($3,500,000) of 8% Senior Convertible Debentures with certain investors. The Company anticipates that it will require additional capital infusions and is attempting to secure them through private placements, a publicly registered offering of its securities and/or funds generated from its Brazilian operations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


YEAR ENDED MAY 31, 1997
-----------------------

COMPARISON OF RESULTS OF OPERATIONS -- YEAR ENDED MAY 31, 1997
COMPARED TO YEAR ENDED MAY 31, 1996

    Net loss for the year ended May 31, 1997 was $4,213,009 as compared to $1,325,094 for the year ended May 31, 1996. The Company experienced its first sales of Brazilian timber during the year ended May 31, 1997, resulting in revenues of $287,178 with a gross profit of $26,089. The principal increases in expenses during the year ended May 31, 1997, were attributed to expenses in Brazil (approximately $145,000), office salaries (approximately $145,000), travel (approximately $215,000), stock for services to employees ($240,000), consulting fees ($115,000), legal fees ($175,000), discount on options ($150,000), warrant expenses ($1,200,000), financing expense of $677,000 related to conversion of debt to common stock and a general increase in other expenses attributable to the Company's increased activities from the previous year. During the year ended May 31, 1997, the Company invested $2,600,000 in Common Stock toward the purchase of certain contractual rights to the seven (7) gold mining concessions comprising the Indonesian Gold Concessions, $227,000 toward certain exploration activities relating to the Silobat Property (one of the Indonesian Gold Concessions), $1,670,000 ($700,000 in Common Stock) toward the acquisition of and improvements to the infrastructure relating to the Brazilian Timber Properties, and $2,350,000 ($250,000 in Common Stock) in development activities on the Nevada Property.

    As of July 1, 1997, Brazil is no longer considered a highly inflationary economy under SFAS 52. Therefore, translation adjustments will begin to be accumulated in a separate component of equity. Translation adjustments during the year ended May 31, 1997 were taken to income and were not material to the Company's results of operations.

YEAR ENDED MAY 31, 1996 COMPARED TO YEAR ENDED MAY 31, 1995

    During the year ended May 31, 1996, the Company reported an operating loss of $1,325,094 as compared to an operating loss of $698,103 for the year ended May 31, 1995. The difference between these two periods was principally due to the issuance of stock to officers for services rendered of $485,000. There was an increase of $233,981 in cash and cash equivalents for the year ended May 31, 1996 as compared to a decrease in cash and cash equivalents of $78,613 for the previous fiscal year. The improvements in the availability of cash and cash equivalents to the Company was the result of the sale of $1,255,325 in stock offered and sold through private placements. By contrast, the Company sold $726,013 in stock through private placements for the year ended May 31, 1995.


YEAR ENDED MAY 31, 1995 COMPARED TO YEAR ENDED MAY 31, 1994

    The Company incurred a net loss of $698,103 in fiscal 1995 compared to a net loss of $572,140 during fiscal 1994. The principal reason for the increased loss was due to an increase in salaries of approximately $150,000. The Company used $703,043 cash in operating activities in 1995 compared to $749,057 in 1994. Investment in property and equipment was similar each year: $59,466 in 1995 compared to $116,777 in 1994. Proceeds from issuance of stock amounted to $726,013 in 1995 compared to $975,469 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's working capital position as of May 31, 1997, was a deficit of approximately $762,000. Almost since inception, the Company has experienced pressure on its working capital position due to operating losses and the need to continually invest in exploration and development activities on the Nevada Property and, more recently, the Silobat Property, the remainder of the Indonesian Concessions, and the Brazilian Concessions.

    To raise funds in the past, the Company has relied upon private placements of its equity securities. Over the past three years, the Company has raised approximately $5,755,941 pursuant to three such private placements of the Company's Equity Securities. The Brazilian operations represent an immediate opportunity for the Company to generate significant cash flows for the first time. The Company has also recently concluded a privately-negotiated placement of approximately Three Million Five Hundred Thousand Dollars ($3,500,000) of 8% Senior Convertible Debentures within certain investments. This private placement, together with the cash flow anticipated from the Company's operations in Brazil, should satisfy the Company's immediate need for the significant amounts of capital for its overseas acquisitions and operations in both Indonesia and Brazil. The Company believes that with the anticipated increase in daily production at its Brazilian operations, much of its continued operations in Brazil, Indonesia, and on the Nevada Property will be funded by the cash flow generated on the Terranorte Concessions.

    The Company believes that the Debentures will be converted into Common Stock in accordance with their provisions. However, the Company also projects that the cash flow from its Brazilian operations will be adequate to satisfy the Company's need for current liquidity and liquidate the Debentures in the event that the Debentures are not converted into Common Stock. The Company's $3,000,000 payable in December 1998 to its officer in Brazil will be paid in cash, if available, from cash flow, or the Company has an option to "put" 1,000,000 shares of Common Stock to the officer to satisfy the obligation.

EXPENDITURES FOR BRAZILIAN OPERATIONS

    The Company has budgeted up to $3,415,200 for its Brazilian operations. This amount is projected to be expended as follows:

    o    Improvements to sawmill facility -- $350,000

    o    Timber harvesting operations -- $1,950,000

    o    Additional property acquisitions $1,500,000


EXPENDITURES FOR NEVADA FOR FURTHER DEVELOPMENT

A total of $1,500,000 has been budgeted for expenditure on the Nevada Property as follows:

    o    Complete access to the White Cap Mine -- $800,000

    o    Continue exploration/development of open pit mining targets -- $200,000

     o Acquire up to a 50% interest in the New Concepts Mining, Inc., mill-- $500,000

EXPENDITURE FOR INDONESIA FOR FURTHER DEVELOPMENT

A total of $1,500,000 has been budgeted for expenditure on the Indonesian Concessions as follows:

    o    Preliminary drill program for Silobat -- $100,000

    o    Expanded drill program for Silobat -- $300,000

    o    Drill program for three coal properties -- $500,000

    o    Reconnaissance/sampling program for other gold properties -- $600,000

CONTINGENCIES REGARDING NEVADA PROPERTY

    Management has anticipated various contingencies regarding the Nevada Property in addition to following the Nevada Business Plan. Included are plans to develop open pit mining prospects on the existing property controlled by the Company. Mining would be conducted by the current mining contractor and the ore would be milled at the New Concepts Mill. Efforts will continue in order to acquire an interest in adjoining properties adjacent to the Nevada Property and an interest in the New Concepts Mining, Inc., mill either through joint venture arrangements or through purchase. The Company cannot quantify the costs of these efforts but the efforts are limited to funds available from sources described in the Company's Registration Statement on Form 10.

                       MARKET FOR COMMON EQUITY, DIVIDENDS
                         AND RELATED STOCKHOLDER MATTERS

    The authorized capital stock of the Company consists of 50,000,000 shares of which 49,750,000 shares are Common Stock with a par value of one cent ($.01) per share and 250,000 shares of Series A Preferred Stock with a par value of $1.00 per share and convertible into Common Stock on the terms and conditions hereinbelow described. As of December 31, 1997, there were 16,020,854 shares of the Company's Common Stock issued and outstanding assuming the conversion of 228,919 shares of the Preferred Stock into 2,289,190 shares of common stock, but does not include Common Stock to be issued in payment of accrued dividends on the Preferred Stock as of December 31, 1997. The average price paid per share for the Common Stock to date has been approximately $2.00 per share while the price per share paid for the Preferred Stock which was subject to conversion on December 31, 1997 has been $10.00 per share, with an effective conversion price (determined on the basis of one-for-ten conversion rights accorded the Preferred Stock shareholders) to be $1.00 per share.


PUBLIC MARKET
-------------
    The Company received approval for trading of its Common Stock on the Electronic Bulletin Board (NASDAQ) in March 1996. From the period from December 1995 until March 1996, the Company published "bid" and "ask" prices on the "pink sheets." The low and high prices for the Common Stock since commencement of quotations are as follows:

       HIGH               DATE              LOW             DATE
     --------         -------------       -------       -------------
     $  14.50         March 3, 1997       $  0.68       December 1997

    Over the past six months the average monthly volume of trading of the Company's Common Stock has been approximately 975,000 shares. Prospective Investors should be aware that the volume of trading on the Electronic Bulletin Board traditionally has been limited and there can be no assurance that the Electronic Bulletin Board will provide an effective market for a shareholder to sell his or her Common Stock of the Company.

     The Company's Registration Statement on Form 10 pursuant to section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") became effective on June 2, 1997. The Company is now a "fully-reporting company" within the meaning of the Exchange Act. For the periods ended May 31, 1996 and May 31, 1997, there were 834 and 1,140 shareholders respectively. As of August 31, 1997, there were 808 shareholders of record.

    The Company has applied for listing with the American Stock Exchange ("AMEX") by requesting a preliminary listing eligibility opinion.

    The high and low interdealer prices for the calendar quarters since trading began on the Electronic Bulletin Board (without retail markup, markdown or commission) are as follows:

   QUARTER ENDED                                          HIGH          LOW
   -------------                                        --------     --------
December 31, 1995...............................        $    1.25    $   1.25
March 31, 1996..................................        $    2.44    $   1.35
June 30, 1996...................................        $    3.75    $   1.812
September 30, 1996..............................        $    4.25    $   2.125
December 31, 1996...............................        $   10.375   $   2.875
March 31, 1997..................................        $   14.50    $   6.00
June 30, 1997...................................        $    9.75    $   3.0625
September 30, 1997..............................        $    7.50    $   3.75
December 31, 1997...............................        $    4.56    $   0.68


DIVIDENDS
---------

     The Company has not paid cash dividends on any of its Common Stock and does not anticipate paying any cash dividends on any of its Common Stock for the foreseeable future. Holders of the Preferred Stock issued prior to December 31, 1997 were entitled to an annual cash or stock dividend offered at the rate of eight percent (8%) per year payable out of any funds legally available therefor and payable on January 1, April 1, July 1, and October 1 of each year. Such dividends are cumulative so that if full dividends in respect of any previous dividend period are not paid, holders of the Preferred Stock are entitled to receive any deficiency before any dividend or other distribution may be made or declared by the Company with respect to any other class of stock including other series of preferred shares should the Company elect to issue such additional series.

     Management of the Company has scheduled payment of accrued dividends (which were $228,380 as of December 31, 1997) to holders of this series of Preferred Stock. Payment will be in Common Stock of the Company, as authorized in the Company's "Certificate of Determination of Preferences of Series A Preferred Stock" filed with the Nevada Secretary of State on October 25, 1995 at the time that the Preferred Stock is converted into Common Stock. On December 31, 1997 this series of Preferred Stock was retired.

     The Board of Directors declared a dividend to all shareholders of record as of December 31, 1997 consisting of one share of a new series of Convertible Preferred Stock (the "1998 Preferred Stock"), $1 par value, for every 100 shares of Common Stock owned. As authorized in the Company's Amended Certificate of Determination of Preferences of Series A Preferred Stock filed with the Nevada Secretary of State on January 14, 1998, the 1998 Preferred Stock will be convertible to one share of Common Stock for a period of one year and carry a dividend equal to eight percent (8%) of par value payable in cash or stock at the Company's election. Such dividends are cumulative so that if full dividends in respect of any previous dividend period are not paid, holders of the Preferred Stock are entitled to receive any deficiency before any dividend or other distribution may be made or declared by the Company with respect to any other class of stock including other series of preferred shares should the Company elect to issue such additional series. Each share of 1998 Preferred Stock will have attached a warrant to purchase two additional shares of Common Stock at $3.00 per share for a period of two years. 1998 Preferred Shares are callable by the Company at $3.50 per share.

                                LEGAL PROCEEDINGS


INTERIM REPORT - SIX MONTHS ENDED NOVEMBER 30, 1997
---------------------------------------------------

     On November 4, 1996, the Company filed a complaint (the "Action") in Nye County, Nevada against Marlowe Harvey, Maran Holdings Inc., Calais Resources Inc., and Argus Resources, Inc. (the "Harvey Entities"). The complaint in the Action alleges, amongst other things, that the Harvey Entities breached their obligations under various agreements. The Action, as amended is seeking a judicial declaration that Marlowe Harvey does not have any joint venture or real property interest in the mining claims included within the Nevada property. The Action also seeks compensatory damages and other financial relief based on the Harvey Entities' breach of contract and other causes of action.

     During April 1997, the Company through its counsel filed a first amendment to its Complaint in the Action. Counsel for the Harvey Entities filed an answer and a counterclaims in the action during July 1997. In their answer, the Harvey Entities have generally denied the allegations of the first amended complaint and have raised various affirmative defenses. In their counterclaims, the Harvey Entities are seeking an injunction preventing the Company from conducting activities related to the Manhattan Project pending resolution of the issues in the action and compensatory and punitive damages and other financial relief based on breach of contract and other causes of action.

     In July 1997, the Harvey Entities moved for a preliminary injunction against the Company preventing it from conducting further activities at the Manhattan Project without their consent, from issuing press releases describing certain real property as being wholly owned by the Company, and from using the same as security for loans. After a two-hour hearing on September 4, 1997, the court refused to issue an injunction against the Company. Instead, the Harvey Entities were ordered not to interfere with the Company's operations on the Nevada Property. Additionally, the Company agreed not to further encumber the Nevada Property pending trial. A trial date for some issues has been set for April 30, 1998.

                    INTERIM FINANCIAL STATEMENTS (UNAUDITED)



          Consolidated  Statements  of  Operations -
            Three and Six Months Ended November 30, 1997 and 1996.......   A-12


          Consolidated Balance Sheets -
             November 30, 1997 and May 31, 1997.........................   A-14

          Consolidated Statements of Cash Flows -
             Three and Six Months Ended November 30, 1997 and 1996.......  A-15

          Notes to Consolidated Financial Statements....................   A-16

          Other Information.............................................   A-19

             NEVADA MANHATTAN MINING, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                  THREE MONTHS ENDED NOVEMBER 30, 1997 AND 1996

                                   (UNAUDITED)

                                                  1997                 1996
                                              ------------         ------------
Revenues .............................        $    195,030         $       --

Cost of sales ........................             185,278                 --
                                              ------------         ------------
   Gross profit ......................               9,752                 --

Expenses:

   General and administrative ........          (1,701,445)            (173,437)
                                              ------------         ------------
Net loss .............................          (1,691,693)            (173,437)

Cumulative preferred dividends .......             (29,019)             (53,000)
                                              ------------         ------------

Net loss attributable
 to common shareholders ..............        ($ 1,720,712)        ($   178,737)
                                              ============         ============
Net loss per common share ............        $      (0.14)        $      (0.01)
                                              ============         ============

Weighted average shares
  outstanding ........................          12,477,251            9,237,465
                                              ------------         ------------



          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             NEVADA MANHATTAN MINING, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   SIX MONTHS ENDED NOVEMBER 30, 1997 AND 1996

                                  (UNAUDITED)

                                                   1997              1996
                                              -------------        ----------
Revenues .............................        $    351,806         $     --

Cost of sales ........................             265,873               --
                                              ------------         ------------
   Gross profit ......................              85,933               --

Expenses:

  General and administrative .........          (3,056,426)            (657,489)
                                              ------------         ------------

Net loss .............................          (2,970,493)            (657,489)

Cumulative preferred dividends .......             (58,356)             (38,840)

Net loss attributable
  to common shareholders .............        ($ 3,028,849)        ($   696,329)
                                              ============         ============

Net loss per common share ............        $      (0.24)        $      (0.07)
                                              ============         ============

Weighted average shares outstanding ..          12,477,251            8,237,465
                                              ------------         ------------


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NEVADA MANHATTAN MINING INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                             NOV. 30, 1997         MAY 31, 1997
                                              (UNAUDITED)            (AUDITED)
                                             -------------         ------------
Current assets:
      Cash and cash equivalents ...           $     17,237         $    559,510
      Accounts receivable .........                 20,060               58,161
      Prepaid expenses ............              1,297,300              622,710
                                              ------------         ------------
               Total current assets              1,334,597            1,240,381
                                              ------------         ------------
Property and equipment:
      Mining properties:
         Domestic .................              5,971,764            5,830,091
         Indonesia ................              2,826,782            2,826,782
      Brazilian timber Concession .              1,460,000            3,296,729
      Furniture, fixtures, equipment               818,986              431,840
         Less accumulated depreciation            (123,385)             (82,998)
                                              ------------         ------------
                                                11,954,147           12,302,444
                                              ------------         ------------
                                              $ 12,288,744         $ 13,542,825
                                              ------------         ------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable ............           $    444,025         $    544,738
      Accrued liabilities .........              1,114,531              441,535
      Notes payable to stockholders              1,451,562              712,321
      Current portion of long-term debt             60,000              303,818
                                              ------------         ------------
                  Total current liabilities      3,070,118            2,002,412
Convertible debentures ...............           2,306,944            1,333,333
Long-term debt .......................              29,540            2,669,427
                                              ------------         ------------
                  Total liabilities ..           5,406,602            6,005,172
                                              ------------         ------------
Commitments and contingencies
Stockholders' equity:

    Common stock to be issued ...                760,000                  108
    Preferred stock, $1 par, 250,000 shares
       Authorized, 219,569 and 228,319 issued
       At November 30, 1997 and May 31,1997.     219,569              228,319
    Common stock, $0.1 par, 50,000,000
       Shares authorized, 12,628,263 and
       12,273,565 shares issued..                126,282              122,736
    Additional paid-in capital ..             25,318,224           23,699,574
    Accumulated defict ..........            (19,541,933)         (16,513,084)

             Total stockholders' equity        6,882,142            7,537,653
                                            ------------         ------------
                                            $ 12,288,744         $ 13,542,825
                                            ------------         ------------

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             NEVADA MANHATTAN MINING, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

          SIX MONTHS ENDED NOVEMBER 30, 1997 AND 1996 (UNAUDITED) 1996

                                                           (Unaudited)
                                                       1997           1996
                                                   -----------    -----------
Cash flows from operating activities:

 Net loss ......................................   $(2,970,493)   $  (657,489)
 Adjustments to reconcile net loss to net cash
  used in operating activities:

     Common stock issued for services ..........          --          240,000
     Depreciation and amortization .............       213,998          1,500
     Accounts receivable .......................        38,101           --
     Prepaid expenses ..........................       (96,651)        (8,820)
     Accounts payable and accrued liabilities ..       838,927        (78,737)
                                                   -----------    -----------
        Net cash used in operating activities ..    (1,976,114)      (503,546)
                                                   -----------    -----------

Cash flows from investing activities:

 Purchase of property and equipment ............      (517,019)      (910,820)
                                                   -----------    -----------
Cash flows from financing activities:
 Additions to convertible debentures ...........     1,500,000           --
 Payments on debt ..............................      (288,376)        (3,000)
 Proceeds from notes payable to stockholders ...       739,241        380,505
Proceeds from issuance of
 stock and stock to be issued ..................             0        979,712
                                                   -----------    -----------
Net cash provided by financing activities ......     1,950,865      1,357,217
                                                   -----------    -----------
Net increase (decrease) in cash and cash
 equivalents ...................................      (542,273)       (57,149)
Cash and cash equivalents at beginning of period       559,510        233,981
                                                   -----------    -----------
Cash and cash equivalents at end of period .....   $    17,237    $   176,832
                                                   ===========    ===========

Supplemental cash flow information:
 Cash paid during the year for interest ........   $         0    $         0
                                                   -----------    -----------

Non-Cash Transactions:
----------------------
During the six months ended November 30, 1997, the Company issued:

     o 100,000 shares of Common Stock valued at $441,000 for a consulting contract. 44,109 shares of Common Stock valued at $140,000 for liquidated damages to a debenture holder.

     o 65,000 shares of Common Stock valued at $325,000 for services to Harrison Western.

     o 5,000 shares of Common Stock valued at $12,700 was issued to Vanderbilt for option to acquire property.

     o 1,000,000 shares of Common Stock valued at $760,000 to be issued to an officer of the Corporation over a three-year period for Company's equity interest in Equatorial.

During the six months ended November 30, 1997, $200,000 of debenture notes were converted to 42,244 shares of Common Stock. During the six months ending November 30, 1997, a shareholder converted 8,750 Preferred Shares to 87,500 Common Shares.

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             NEVADA MANHATTAN MINING, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

1.   STATEMENT OF INFORMATION FURNISHED
     ----------------------------------

          The accompanying unaudited consolidated financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of November 30, 1997, the results of operations for the three months and six months ending November 30, 1997 and 1996, and the cash flows for the six months ended November 30, 1997 and 1996. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's audited financial statements for its fiscal year ended May 31, 1997.

2.   BUSINESS
     --------

          The Company's business is the harvesting of timber and the production of rough sawn lumber and other finished wood products in Brazil and the exploration and mining of precious metals and coal in Nevada and Indonesia. In 1996 the Company has acquired the right to conduct exploration activities on three (3) coal properties in Indonesia, the right to develop and/or harvest virgin timber properties on up to approximately 750,000 hectares (1,875,000 acres) located in the state of Para, Brazil, and the right to complete its acquisition of a sawmill facility located near the town of Sao Miguel do Guama, Brazil which it currently operates. The Company holds various rights in and to the following properties: (i) various timber properties aggregating up to approximately 750,000 hectares and sawmill facilities all of which are located in the state of Para, Brazil (the "Brazilian Timber Properties"); (ii) twenty-eight (28) patented and sixty-five (65) unpatented claims aggregating approximately 1,800 acres (the "Nevada Property") which are located near the town of Manhattan, Nevada (approximately 45 miles northeast of Tonopah, Nevada); (iii) seven
     (7) gold concessions aggregating 39,400 hectares (98,500 acres) which are located in both the gold belt area of Kalimantan, Indonesia, and on the island of Sumatra (see "Indonesian Gold Concessions"); and (iv) three (3) coal properties located in Kalimantan, Indonesia, comprising 290,000 hectares (725,000 acres) (the "Indonesian Coal Concessions").

3.   CONVERTIBLE  DEBENTURES
     -----------------------

          On April 14, 1997 and July 7, 1997, the Company entered into Subscription Agreements related to two negotiated private placements. These transactions were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued an aggregate of $3,500,000 of 8% Senior Secured Convertible Debentures (the "Debentures") due March 31, 2000 (with respect to $2,000,000 of the Debentures) and July 1, 2000 (with respect to $1,500,000 of the Debentures) and granted to the purchasers warrants to purchase
     62,500 shares and 75,250 shares of the Company's Common Stock (the "Warrants"), respectively.

          The Debentures may be converted into shares of Common Stock at any time at a price equal to the lesser of: seventy-five percent (75%) of the closing bid price of the Common Stock on the closing date (i.e. 75% X $8.00, or $6.00 per share); seventy-five percent (75%) of the closing bid price of the Common Stock on the day prior to the funding of any subsequent funding ("tranche"); or seventy-five percent (75%) of the average closing bid price for the five trading days immediately preceding the actual date of conversion of the Debentures. With respect to the April 1997 funding, if conversion is made after August 16, 1997 (as the case may be with respect to $1,800,000 of the April 1997 Debentures), the discount will be seventy-two and one-half percent (72.5%) of the above-referenced valuation standards. The Company has recorded financing charges for the differences between the conversion price and the fair market value of the stock at the date of each funding ($500,000 for the six month period ended November 30, 1997).

          The discount will be amortized over the life of the Debentures.

          The Company was required to use its "best efforts" to cause a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to become effective. If the Registration Statement did not become effective within 120 days of each respective funding, the Company was required to pay liquidated damages equal to two percent (2%) of the Debentures for the first thirty days and three percent (3%) per month thereafter until the Registration Statement becomes effective. The Company withdrew its Registration Statement pending further discussion with the Commission. The Company is currently intending to re-file its Registration Statement with the Commission in February, 1998.

          With regard to the April 1997 funding, until at least seventy-five percent (75%) of the Debentures are converted, a deed of trust on the Nevada Property and a pledge of 1,000,000 shares of Common Stock will secure the Debentures. No such security is given on the Debentures issued in July 1997.

          The Company has issued warrants to the subscribers of the April 14 and July 7 Debentures. The subscribers of the April 14 Debentures have been granted warrants to purchase 62,500 shares of Common Stock at an exercise price of $8 per share until April 16, 2002. The subscribers of the July 17, 1997 Debentures have been granted warrants to purchase 75,250 shares of Common Stock at an exercise price of $6.75 per share until July 16, 2002. The exercise price is subject to adjustment to account for payments of dividends, stock splits, reverse stock splits, and similar events.

4.   SUBSEQUENT  EVENTS:
     ------------------

          On October 3, 1997 the Company entered into a Letter of Intent with Vanderbilt Gold Corp. to acquire an 85% interest in Vanderbilt's Morning Star Gold Mine in San Bernardino, California. Upon completion of due diligence and closing, the Company will be obligated to pay Vanderbilt 225,000 shares of restricted common stock to exercise its option. The
     Company anticipates completion of a thorough due diligence report by February 1, 1998. The Morning Star Mine is reported to contain 300,000 ounces of gold in the proven and probable category.


          On November 25, 1997 the Company entered into a non-binding letter of intent with Royal Gold (the "Letter of Intent") relating to exploration and development efforts on its Manhattan Property located in Nye County, Nevada. Under the terms of the Letter of Intent, Royal Gold was granted an exclusive option to explore, develop and purchase all of the interests which are or may be controlled by the Company on the Manhattan Property. The term of the agreement to be entered into (if at all), consistent with the terms of the Letter of Intent, will be three years, renewable for successive terms of three years, provided that Royal Gold continues to perform exploration work. The agreement would continue indefinitely to the extent that Royal Gold is achieving production in commercial quantities or is engaged in reclamation. Closing of the transaction will be subject to title and environmental due diligence, and documentation in a form satisfactory to both parties.


          On December 19, 1997 the Company increased its equity ownership of Equatorial Resources from 80% to 100%. The Company renegotiated its agreement with Ignatius Theodorou, formerly the 20% minority shareholder in Equatorial, who was responsible for the Company's involvement in its Brazilian timber project. The Company has agreed to pay Mr. Theodorou one million shares of its restricted common stock over a three year period. Under the new agreement, the Company will no longer be required to pay Mr. Theodorou a total of $3,000,000 for its equity interest in Equatorial.


          From July 1997 to December 1997, Jeffrey S. Kramer, Chief Operating Officer, provided loans to the Company, aggregating $400,000.


          From the period November 11, 1997 to December 29, 1997, 956,167 shares of common stock were issued to collateralize or retire loans of the Company. The Board of Directors has authorized an additional 1,000,000 shares of common stock to either collateralize or retire outstanding loans.


          The Company has entered into discussions with its Debenture holders in an effort to secure from the Debenture holders "lockup" agreements allowing the Company to retire the Debentures without market conversion to its common stock.

                                OTHER INFORMATION
                                -----------------

          On October 8, 1997, the Company requested that the Securities and Exchange Commission grant it the right to withdraw its Registration Statement on Form SB-2. At that time, the Commission had provided, amongst other things, the following comment:

          "NEVADA PROPERTY - We note in your response that `the mineral deposits associated with the Nevada Property do not yet meet the various definitions of a commercially mineable ore body including the Commission's standards under Industry Guide No. 7'. As such, we see no basis for reasonable cash flow estimates. Accordingly, mining costs should be written off as incurred until economically recoverable reserves are identified. Revise accordingly.

          INDONESIAN CONCESSIONS - It appears to us that the cost of acquiring the Indonesian Concessions and exploring the unevaluated mining Properties should be expensed as incurred. We see no basis for reasonable  cash flow  estimates  and the Company has stated that `any cash flow analysis related to the Indonesian Concessions is premature'. Accordingly, revise to expense the costs associated with the Indonesian properties. When the properties are determined to have proven and probable reserves, then further exploration and development costs can be capitalized."

          The Company and its accountants currently disagree with the position of the staff of the Commission relative to the Nevada Property and the Indonesian Concessions. The Company has been engaged in discussions with the Commission's staff and intends to continue these discussions with the staff. A decision will be made by management of the Company as to whether the financial statements submitted herewith will require adjustment consistent with the final position of the staff.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The following pages contain the financial statements of the Company for the fiscal years ending May 31, 1995, 1996 and 1997.

              NEVADA MANHATTAN MINING INCORPORATED AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditors' Report..........................................     AF-2

Consolidated Balance Sheets at May 31, 1997 and 1996..................     AF-3

Consolidated Statements of Operations
  For the Years Ended May 31, 1997, 1996 and 1995.....................     AF-4

Consolidated Statements of Changes in Stockholders' Equity
  For the Years Ended May 31, 1997, 1996 and 1995.....................     AF-5

Consolidated Statements of Cash Flows
  For the Years Ended May 31, 1997, 1996 and 1995.....................     AF-7

Notes to Consolidated Financial Statements............................     AF-8

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Nevada Manhattan Mining Incorporated

    We have audited the accompanying consolidated balance sheets of Nevada Manhattan Mining Incorporated and subsidiaries as of May 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nevada Manhattan Mining Incorporated and subsidiaries as of May 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 1997, in conformity with generally accepted accounting principles.

    As discussed in Note 11, the Company has discovered, subsequent to May 31, 1996, that its mining properties have been overstated by the capitalization of a portion of certain indirect salaries from 1992 through May 31, 1996. Subsequent to May 31, 1997, the Company also discovered that it should have recorded a financing expense for the excess of fair market value of certain common shares over the amount of the debt for which the shares were issued. Accordingly, the accompanying financial statements for the years ended May 31, 1997, 1996 and 1995 have been restated to correct the errors.



                                            JACKSON & RHODES P.C.


July 28, 1997 (except as to Notes 5, 11 and 12, which are as of September 4, 1997)
Dallas, Texas

              NEVADA MANHATTAN MINING INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                              MAY 31, 1997 AND 1996

                                     ASSETS

                                                       1997            1996
                                                   -----------      -----------
                                                     (RESTATED)     (RESTATED)
Current assets:
  Cash and cash equivalents ....................   $   559,510      $   233,981
  Accounts receivable ..........................        58,161             --
  Prepaid expenses .............................       622,710             --
                                                   -----------      -----------
     Total current assets ......................     1,240,381          233,981
                                                   -----------      -----------
Property and equipment (Note 2):
  Mining properties:
     Domestic ..................................     5,830,091        3,472,428
     Indonesia .................................     2,826,782             --
  Brazilian timber concession ..................     3,296,729             --
  Furniture and fixtures .......................       431,840           63,842
     Less accumulated depreciation .............       (82,998)         (59,067)
                                                   -----------      -----------
                                                    12,302,444        3,477,203
                                                   -----------      -----------
                                                   $13,542,825      $ 3,711,184
                                                   ===========      ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable .............................   $   544,738      $    88,226
  Accrued liabilities ..........................       441,535          181,162
  Notes payable to stockholders ................       712,321          136,751
  Current portion of long-term debt (Note 3) ...       303,818           44,388
                                                   -----------      -----------
     Total current liabilities .................     2,002,412          450,527
Convertible debentures (Note 4) ................     1,333,333             --
Long-term debt (Note 3) ........................     2,669,427          115,723
                                                   -----------      -----------
     Total liabilities .........................     6,005,172          566,250
Commitments and contingencies (Note 5) .........          --               --

Stockholders' equity (Note 6):
 Common stock to be issued ....................           108             --
 Preferred stock, $1 par, 250,000 shares authorized,
  228,319 and 132,510 issued at May 31, 1997
  and 1996......................................       228,319          132,510
 Common stock, $.01 par; 49,750,000 shares
  authorized; 12,273,565 and 8,353,881 shares
   issued at May 31, 1997 and 1996 .............       122,736           83,539
  Additional paid-in capital ...................    23,699,574       15,079,460
  Accumulated deficit ..........................   (16,513,084)     (12,150,575)
                                                   -----------      -----------
     Total stockholders' equity ................     7,537,653        3,144,934
                                                   -----------      -----------
                                                   $13,542,825      $ 3,711,184
                                                   ===========      ===========

          See accompanying notes to consolidated financial statements.

              NEVADA MANHATTAN MINING INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995

                                            1997          1996          1995
                                      -----------   -----------    -----------
                                        (RESTATED)    (RESTATED)    (RESTATED)
Revenues ..........................   $    287,178   $      --      $      --
Cost of sales ......................       261,089          --             --
                                       -----------   -----------    -----------
  Gross profit .....................        26,089          --             --

Expenses:
  General and administrative .......    (4,239,098)   (1,325,094)      (698,103)
                                       -----------   -----------    -----------
Net loss ...........................    (4,213,009)   (1,325,094)      (698,103)
Cumulative preferred dividends .....      (149,500)      (10,600)          --
                                       -----------   -----------    -----------
Net loss attributable to common
 shareholders .....................   $ (4,362,509)  $(1,335,694)   $  (698,103)
                                       ===========   ===========    ===========
Net loss per common share .........   $      (0.41)  $     (0.18)   $     (0.14)
                                       ===========   ===========    ===========
Weighted average shares outstanding     10,684,176     7,428,081      5,021,801
                                       ===========   ===========    ===========


          See accompanying notes to consolidated financial statements.

              NEVADA MANHATTAN MINING INCORPORATED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    Years Ended May 31, 1997, 1996 and 1995

                                                      Stock
                                         Stock    Subscriptions      Preferred Stock            Common Stock
                                     to be Issued  Receivable       Shares       Amount       Shares       Amount
                                     ------------  -----------      --------    --------     ---------   --------

Balance May 31, 1994 (Restated) ...   $      --      $   --            --      $    --       3,964,701   $ 39,647
Shares to be issued to officers ...       495,000        --            --           --            --         --
Common shares issued for cash in
  private placement ($1 per share).          --       (19,000)         --           --         647,213      6,472
Preferred shares issued for cash in
  private placement ($10 per share).      131,500     (31,500)         --           --            --         --
Shares issued in settlement of
  claims...........................          --          --            --           --          32,500        325
Shares issued as conversion of debt.      605,827        --            --           --          14,067        141
Net loss (Restated) ...............          --          --            --           --            --         --
                                        ---------      -------     ----------    --------    ---------     ------
Balance May 31, 1995 ..............     1,232,327     (50,500)         --           --       4,658,481     46,585

Issuance of stock-- previously
  purchased .......................    (1,232,327)       --          13,150       13,150       554,400      5,544
Cash received from stock
  subscriptions ...................          --        50,500          --           --            --         --
Common shares issued for cash in
  private placement ($.25 per share).        --          --            --           --       1,001,000     10,010
Preferred shares issued for cash in
  private placement (principally at
  $10 per share) ..................          --          --         119,360      119,360          --         --
Shares issued for services ........          --          --            --           --       1,940,000     19,400
Shares issued in connection with
  shareholder loan ................          --          --            --           --         200,000      2,000
Preferred dividend ................          --          --            --           --            --         --
Net loss (Restated) ...............          --          --            --           --            --         --
                                        ---------      -------       -------    --------     ---------     ------
Balance, May 31, 1996 .............          --          --         132,510      132,510     8,353,881     83,539
Shares issued for property ........           108        --            --           --         689,200      6,892
Shares issued for accounts payable           --          --            --           --         100,000      1,000
Common shares issued for cash in
  private placement (principally
  at $1 per share).................          --          --            --           --       1,917,351     19,174
Preferred shares issued for cash in
  private placement (principally at
  $10 per share) ..................          --          --          96,409       96,409          --         --
Shares issued for services ........          --          --            --           --         120,000      1,200
Shares issued for conversion of
debt...............................          --          --            --           --       1,087,133     10,871
Conversion of preferred stock .....          --          --            (600)        (600)        6,000         60
Discount for conversion of debentures.       --          --            --           --            --         --
Warrants issued ...................          --          --            --           --            --         --
Preferred dividend ................          --          --            --           --            --         --
Net loss (Restated) ...............          --          --            --           --            --         --
                                      -----------    -------        -------    --------     ---------    --------
Balance, May 31, 1997 .............   $       108    $   --         228,319    $ 228,319    12,273,565   $122,736
                                      ===========    =======        =======    =========    ==========   ========

                                         Additional
                                          Paid-in         Accumulated
                                          Capital            Deficit           Total
                                         -----------        ----------        ----------
Balance May 31, 1994 (Restated) ...      $11,602,364      $(10,116,778)      $ 1,525,233
Shares to be issued to officers ...             --                --             495,000
Common shares issued for cash in
  private placement ($1 per share).          538,541              --             626,013
Preferred shares issued for cash in
  private placement ($10 per share).         100,000              --             100,000
Shares issued in settlement of
  claims ..........................           32,175              --              32,500

Shares issued as conversion of debt           32,692              --             638,660
Net loss (Restated) ...............             --            (698,103)         (698,103)
                                         -----------        ----------        ----------
Balance May 31, 1995 ..............       12,305,772       (10,814,881)        2,719,303

Issuance of stock-- previously
  purchased .......................        1,213,633              --                --
Cash received from stock
  subscriptions ...................             --                --              50,500
Common shares issued for cash in
  private placement ($.25 per share.         258,990              --             269,000
Preferred shares issued for cash in
  private placement (principally at
  $10 per share) ..................          816,465              --             935,825
Shares issued for services ........          465,600              --             485,000
Shares issued in connection with
  shareholder loan ................           19,000              --              21,000
Preferred dividend ................             --             (10,600)          (10,600)
Net loss (Restated) ...............             --          (1,325,094)       (1,325,094)
                                         -----------        ----------        ----------
Balance, May 31, 1996 .............       15,079,460       (12,150,575)        3,144,934

Shares issued for property ........        3,293,000              --           3,300,000
Shares issued for accounts payable           249,000              --             250,000
Common shares issued for cash in
  private placement (principally
  at $1 per share..................        1,129,286              --           1,148,460
  Preferred shares issued for cash in
  private placement (principally at
  $10 per share) ..................          759,191              --             855,600
Shares issued for services ........          238,800              --             240,000
Shares issued for conversion of debt       1,076,755              --           1,087,626
Conversion of preferred stock .....              540              --                --
Discount for conversion of
  debentures.......................          666,667              --             666,667
Warrants issued ...................        1,206,875              --           1,206,875
Preferred dividend ................             --            (149,500)         (149,500)
Net loss (Restated) ...............             --          (4,213,009)       (4,213,009)
                                         -----------        ----------        ----------

Balance, May 31, 1997 .............      $23,699,574      $(16,513,084)      $ 7,537,653
                                         ===========      ============       ===========

          See accompanying notes to consolidated financial statements.

              NEVADA MANHATTAN MINING INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995

                                                        1997           1996           1995
                                                    -----------     -----------     ---------
                                                     (RESTATED)      (RESTATED)     (RESTATED)
Cash flows from operating activities:

  Net loss .....................................    $(4,213,009)    $(1,325,094)  $  (698,103)
  Adjustments to reconcile net loss to
   net cash used in operating activities:

   Common stock issued for services ............        240,000         485,000          --
   Warrants issued for services ................      1,206,875            --            --
   Common stock issued for financing expense ...        677,000            --            --
   Settlement of claim with debt ...............           --              --          32,500
   Depreciation ................................         23,931           6,200         9,150
   Accounts receivable .........................        (58,161)          1,846        (1,846)
   Prepaid expenses ............................       (622,710)          2,545          --
   Accounts payable and accrued liabilities ....        298,074        (149,364)      (44,744)
                                                    -----------     -----------     ---------
       Net cash used in operating activities ...     (2,448,000)       (978,867)     (703,043)
                                                    -----------     -----------     ---------
Cash flows from investing activities:
  Purchase of property and equipment ...........     (2,102,443)        (60,893)      (59,466)
                                                    -----------     -----------     ---------
Cash flows from financing activities:
  Additions to convertible debentures ..........      2,000,000            --            --
  Payments on long-term debt ...................       (114,284)        (46,153)      (42,117)
  Proceeds from notes payable to stockholders ..        986,196          64,569          --
  Proceeds from issuance of stock and stock
   to be issued ................................      2,004,060       1,255,325       726,013
                                                    -----------     -----------     ---------
Net cash provided by financing activities ......      4,875,972       1,273,741       683,896
                                                    -----------     -----------     ---------
Net increase (decrease) in cash and cash
 equivalents ...................................        325,529         233,981       (78,613)
Cash and cash equivalents at beginning of period        233,981            --          78,613
                                                    -----------     -----------     ---------
Cash and cash equivalents at end of period .....    $   559,510     $   233,981     $    --
                                                    ===========     ===========     =========
Supplemental cash flow information:
  Cash paid during the year for interest .......    $      --       $     9,647     $  12,701
                                                    ===========     ===========     =========

NON-CASH TRANSACTIONS:

     During 1995, the Company issued stock for conversion of notes payable and shares to settle claims (Note 6).

     During 1996, the Company issued 200,000 shares of common stock, valued at $21,000 in connection with a loan from a shareholder. Also, during 1996, the Company assumed $77,067 in debt in connection with acquiring an additional interest in the mine (Note 2).

     During 1997, the Company issued 589,200 shares of common stock in connection with the Indonesian mining property acquisitions, 100,000 shares for domestic mining services and 100,000 shares for a Brazilian timber concession (Note 2). In addition, the Company issued 120,000 shares to employees for services and 1,087,133 shares for conversion of $410,626 in debt. The Company also issued warrants in connection with a debenture and issued other warrants (see Notes 4 and 6). The Company also assumed $375,000 in debt in connection with acquiring an additional interest in the mine (Note 2) and assumed a $3,000,000 liability in Brazil (Note 2). The Company also accrued $149,500 and $10,600 in preferred dividends during 1997 and 1996, respectively.

          See accompanying notes to consolidated financial statements.

                      NEVADA MANHATTAN MINING INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1997 AND 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ==========================================

ORGANIZATION

    Nevada Manhattan Mining Incorporated was organized under the Laws of the State of Nevada on June 10, 1985, to acquire, explore, develop, finance and sell mining and timber rights and properties. The Company has to date acquired properties, begun exploration and development and begun sales of timber. During the year ended May 31, 1997, the Company formed an 80%-owned subsidiary, Equitorial Resources (Brazil) Ltda. ("Equatorial") (Note 2) and a wholly-owned subsidiary, Kalimantan Resources (Note 2). Prior to the year ended May 31, 1997, the Company was considered to be in the development stage.

    Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

BASIS OF PRESENTATION

    The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is reporting a net loss of $4,362,509, $1,335,694 and $698,103 for the years ended May 31, 1997, 1996 and 1995 and net cash resources were used in operating activities for each year.

    The following is a summary of managements' plan to raise capital and generate additional operating funds. Management has reached an agreement to have gold ore milled adjacent to its Nevada property by a third party, reducing capital requirements of the Company. The Company has reconstructed and extended a 1,700 foot decline underground access to enhance exploration and facilitate the extraction of gold ore. The Company has negotiated an agreement with Harrison Western Mining and Construction Company to begin production. The Company has acquired and commenced the exploration and development of its mineral holdings in Indonesia and has commenced harvesting and milling operations on its Brazilian timber properties. The Company's Brazilian operations represent an immediate opportunity for the Company to generate significant cash flows for the first time and have begun to realize revenues. The Company believes that with the anticipated increase in daily production at its Brazilian operations, much of its continued operations in Brazil, Indonesia, and on the Nevada Property will be funded by the cash flow generated from the Brazilian concessions. Prior to May 31, 1997, the Company concluded a privately-negotiated placement of $2,000,000 of 8% Senior Convertible Debentures. Subsequent to May 31, 1997, management raised an additional $1.5 million under the same conditions.

STATEMENT OF CASH FLOWS

    For statement of cash flow purposes, the Company considers short-term investments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Mining properties acquisition, exploration and development costs are capitalized as incurred and will be amortized on the units-of-production method based on economically recoverable mineral reserves, limited to proven and probable reserves. Indirect costs are expenses as incurred. Estimated site restoration and closure costs in which the Company has reclamation responsibilities are charged against operating earnings on the units-of-production method over the expected economic life of the mines.

    The Company periodically evaluates the carrying value of capitalized mining costs to determine if these costs are equal to or in excess of their net realizable value. If such periodic evaluation indicates an impairment has occurred, the carrying value of the property is written down to the estimated net realizable value. In March 1995, the Financial Accounting Standards Board issued a new statement entitled "Accounting for Long-Lived Assets" (SFAS 121). This new standard is effective for years beginning after December 15, 1995. There is no impact of SFAS 121 on the Company's financial statements for the year ended May 31, 1997. The Company has performed an assessment of the recoverability of the carrying values of its domestic properties. The Company has estimated future cash flows without interest based on the report of a minerals industry consultant, which contains estimates of capital and production costs and estimated mineral deposits. The project is not currently in production, the achievement of commercial production will take at least one year and, assuming the commercial production is achieved, continued operation in accordance with project specifications is subject to substantial risks. Increases in operating and capital costs from budgeted amounts, low gold prices and other factors including, but not limited to, short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades, may materially and adversely affect management's forecasted cash flow. In the event such changes occur, an impairment of the value of the mineral property may result and a writedown of the carrying value of the property may be necessary.

    The Company has similarly estimated future cash flows from its Brazilian timber operations, based on projected timber production and current timber sales prices and estimated costs of its sawmill operations.

    The Company's operations in Indonesia are preliminary in nature, including confirming title and conducting field reconnaissance work. Because of the preliminary nature of this work, any cash flow analysis related to the Indonesian concessions is premature. The Company will periodically evaluate the carrying cost of these properties as the exploration and development process proceeds. In the event the Company determines that an impairment in value is evident, a writedown may be necessary.

    Other property and equipment are carried at cost. Depreciation of other property and equipment is provided using the straight-line method over the seven year estimated useful lives of the related assets. Maintenance and repairs are charged to operations as incurred and expenditures for major improvements are capitalized. Gains and losses from retirement or replacement of property and equipment are included in operations.

INCOME TAXES

    The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109) which requires the use of the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

NET LOSS PER COMMON SHARE

    Per share amounts have been computed on the weighted average number of common shares outstanding for each period. All share and per share amounts have been restated to retroactively reflect the reverse stock split explained in Note
6. Convertible preferred shares are considered antidilutive since conversion would decrease loss per share.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

PREPAID EXPENSES

    Prepaid expenses at May 31, 1997 represents advances made to log extraction companies in Brazil to induce timber production. These advances will be expensed when the timber is delivered.

TRANSLATION OF FOREIGN CURRENCIES

    Because Brazil has been considered a highly inflationary economy under SFAS 52, the U.S. dollar is the functional currency for the Company's Brazilian subsidiary. Therefore, both translation adjustments and gains and losses on foreign currency transactions are included in income in the accompanying statement of operations.

2. PROPERTIES AND EQUIPMENT
   ========================

BRAZIL

    The Company has acquired various rights to up to approximately 750,000 hectares (1,900,000 acres) of timber properties located in the state of Para, Brazil. In addition, the Company has entered into an agreement to acquire and is currently operating a sawmill facility located near the town of Sao Miguel do Guama. As of May 31, 1997, $1,400,000 has been provided by the Company for initial start-up of its operations in Brazil. The Company began harvesting trees in April 1997 and has commenced sales during the year ended May 31, 1997.

    The Jonasa Concessions. On November 11, 1996, the Company, through Equatorial, entered into a letter agreement with Madeira Intex, S.A, ("Madeira") whereby Madeira agreed to assign its rights in and to a Joint Venture Agreement which Madeira had entered into in 1984 with Companhia Agropecuaria do Rio Jabuti ("Jonasa"). The Joint Venture Agreement required Jonasa to assign to Madeira the exclusive rights to extract and market all lumber licensed by the appropriate Brazilian authorities for export. All the various agreements were integrated into an Agreement to Jointly Develop Timber Properties. Under this agreement, Jonasa has granted to Equatorial the properties comprising the Jonasa Concessions. In consideration of this grant, Equatorial has agreed to pay to Jonasa 50% of the net proceeds received on the sale of all timber and related products produced and sold pursuant to the agreement.

    Terranorte Concessions. On May 30, 1997, Equatorial entered into an Agreement to Harvest Timber and Develop Timber Properties with Terranorte S.A. ("Terranorte"). Terranorte granted to Equatorial the exclusive right to either harvest the timber or to purchase certain species of logs extracted by Terranorte located on approximately 490,000 hectares of virgin timber property located near the town of Moju, Para, Brazil. In June 1997, Equatorial began harvesting operations employing its own crews and purchasing harvested logs from Terranorte.

   ========================
     Sao Miguel Sawmill. On May 30, 1997, Equatorial and Jonasa Madeiras Limitada ("Jonasa Madeiras") entered into an Agreement to Acquire Sawmill. Under the terms of the agreement, Jonasa Madeiras agreed to convey all right, title, and interest in and to the sawmill facility, all equipment relating to the sawmill facility, and 246 hectares of adjacent real property, all of which is located near the town of Sao Miguel do Guama, Para, Brazil. At present, Equatorial has expended the sum of approximately $335,000 for the sawmill and anticipates that an additional $350,000 in improvements will be made over the next several months.

    In addition to the cash capital requirements for the property, the Company has issued 100,000 shares in February 1997 to the seller and is required to pay $3,000,000 or issue 1,000,000 shares of Common Stock to the original owner of the timber harvesting rights in December 1998. The original owner of the timber harvesting rights is an officer of the Company's Brazilian subsidiary. The Company has valued the 100,000 shares at $700,000 based upon the $10 market price of the Company's common shares at the time, discounted 30% for the restricted nature of and the thin market for the shares. The non-interest bearing $3,000,000 debt has been discounted at 10% and is included in long-term debt.

DOMESTIC

    The Company previously owned a 24.5% undivided interest in a mining property in the Manhattan Mining District, Nye County, Nevada. The property consists of 28 patented (fee) and 65 unpatented mine claims which include the Whitecaps Mine, Union Mine, Consolidated Mine, Earl Mine, Bath Mine and other assorted mines and claims which cover approximately 1,800 acres. Under contractual understandings reached during October 1995, the Company effectively increased its interest to 50% and assumed an additional $77,067 in debt (Note 3) in connection therewith. Because the related joint venture never really operated, the Company has not used joint venture accounting for its mining operation in Nevada. Instead, the Company has simply paid all the costs of the mine and recorded its proportionate share of the debt to the property owner.

    In March 1997, the Company entered into a Sale and Purchase Agreement with the former owners of the Mine. Under the terms of this latest agreement, the former owners agreed to sell to the Company 100% of their interests in the Nevada Note, the Deed of Trust, and the Nevada Property for $375,000, payable as follows: $100,000 in March 1997 and the balance plus all accrued and unpaid interest (calculated at the rate of 5.25%) on or before February 6, 1999. The Company paid the first installment of $100,000 in March 1997 and paid the balance in June 1997. See Note 5 for a discussion of a contingency regarding the ownership of the property. The agreement also acknowledges that the Company is the only person or entity legally entitled to conduct mineral operations on the Nevada Property. The Company is also required to pay all U.S. Bureau of Land Management annual maintenance fees associated with the claims comprising the Nevada Property.

    Management of the Company is active in the supervision of work taking place, plus future planning of all aspects of operations. The operating permits for the Manhattan Gold Mine were issued to the Company by the State of Nevada during April 1996. The Company has negotiated an agreement with Harrison Western Mining and Construction Company for the beginning of production in July 1996. The work was begun in July 1996 and included placement of mine shops and support facilities; mining in the existing workings of the mine and extension of the existing decline from its end location of 1,200 linear feet from the surface to the White Caps Level. Underground flooding and caving of the existing decline required an alternate access way and a new decline was driven for approximately 500 feet on the existing decline. The Company is presently reviewing its business plan to determine future work to be done at the mine.

   ========================
INDONESIA

    The Company has made certain acquisitions in Indonesia during the year ended May 31, 1997:

    On August 19, 1996, the Company entered into an agreement to acquire a 51% interest in a metals/minerals mining property in Kalimantan, Indonesia (Sopang Gold Concession). Consideration for the purchase consisted of 400,000 shares of common stock due upon the signing of the agreement (of which 10,800 are unissued as of May 31, 1997) and an additional 4,000,000 shares to be released only if an independent valuation of the property exceeds $12,000,000. The Company expects the independent valuation to be completed by September 1998. The Company issued unrestricted shares and has valued the 400,000 shares at $1,200,000 based upon the $3 market price of the Company"s common shares at the time.

    The Sopang Gold Concession ("Sopang") consists of 16,480 hectares and is held under Indonesian title as a KP, a form of Indonesian citizen ownership with a joint venture agreement. The concession is located in southeast Kalimantan. Because of the lack of major infrastructure in the area, initial work will be limited to surface trenching and geochemical sampling. Field work at Sopang was initiated in the first quarter of calendar 1997 with more extensive exploration including airborne geophysical surveys and drilling to be initiated later in 1997.

    The Silobat Gold Project ("Silobat") is 75 kilometers south of the Sarawak region of Malaysia and contains 62 hectares with the intent to expand to at least 2,000 hectares. The Silobat Project is held under a KPPE title, a form of Indonesian citizen ownership in joint venture with the Company. Access to the property is by road and motorized canoe for initial field work and helicopter support for advanced exploration activities. Infrastructure is limited but the proximity to the west coast of Kalimantan and low relief terrain indicates no unusual development problems will be encountered. Following a survey and additional ground sampling, key core drill targets were identified and drilling will start during the latter part of calendar 1997. Further property acquisition is an integral part of the development program at Silobat. Exploration has commenced in the first quarter of 1997.

    The Cepa Coal Project ("Cepa") in East Kalimantan covers an area of approximately 286,000 hectares and is held in three concessions as Contracts of Work ("COW's"). Initial work on the property will include reasonable expansion of ownership to include promising additional property containing similar coal. Surface sampling, shallow drilling for coal characterization and general market surveys began in the first quarter of 1997. The Silobat and Cepa projects, collectively, were acquired in January 997 for 200,000 common shares issued upon signing of the agreement and an additional 3,800,000 shares to be released only if an independent valuation of the property exceeds $40,000,000. The Company has valued the 200,000 shares at $1,400,000 based upon the $10 market price of the Company's common shares at the time, discounted 30% for the restricted nature of and the thin market for the shares.

    The Company owns the interests it acquired with the 600,000 shares issued as explained above. The Company has contractually acquired the rights to obtain controlling interests in five additional gold concessions in Indonesia. The Company is currently reviewing these properties to determine an applicable acquisition structure.

    The Company has retained the firm of Behre Dolbear & Co. to provide review and third party validation with respect to its Indonesian operations.

    The Company has not identified any reserves at the Indonesia properties defined as proven or probable.

   ========================
    Shares issued for property of 689,200 in the accompanying statement of changes in stockholders' equity represents the following:

     Sopang Concession......................      400,000
     Cepa and Silobat Concessions...........      200,000
     Brazil.................................      100,000
     Less shares to be issued...............      (10,800)
                                                  -------
                                                  689,200

    The shares to be issued were issued July 15, 1997.


3. LONG-TERM DEBT AND NOTES PAYABLE
   ================================
     Notes payable to stockholders accrue interest at rates from 9 percent to 12 percent, are due on demand and are guaranteed by certain Company officers.

     Long-term debt consisted of the following:

                                                                   MAY 31,
                                                            1997          1996
                                                        -----------    -------
Obligation to a stockholder as a result of a
  Lawsuit settlement, interest imputed at 9%,
  Payable $1,000 per month until April 2001.........    $    48,110    $  50,770
Note payable to an individual at $2,000 per month,
  including interest at 9%..........................         53,406           --
$3,000,000 non-interest bearing payable to an
  officer of the Company's Brazilian subsidiary,
  discounted at 10%, payable in December 1998,
  secured by 1,000,000 shares of the Company's
  Common Stock......................................      2,596,729           --
10% note payable to an individual under terms of a joint venture agreement, paid in June 1977. See

  Note 2............................................        275,000      109,341
                                                        -----------    ---------
                                                          2,973,245      160,111
Current portion.....................................        303,818       44,388
                                                        -----------    ---------
Long-term debt......................................    $ 2,669,427    $ 115,723
                                                        ===========    =========

    Maturities of long-term debt principal are as follows for the years ending May 31 (not reduced by $403,271 discount on the $3,000,000 note above):

     1998.......................................    $  303,818
     1999.......................................     3,030,654
     2000.......................................        23,992
     2001.......................................        15,533
     2002.......................................         4,802

     The Company has capitalized $54,332, $26,693, and $34,242 of interest into the mining properties during the years ended May 31, 1997, 1996 and 1995, respectively.

    The obligation to a stockholder resulted from a lawsuit in 1991. The suit alleged that the Company failed to deliver free-trading stock, thereby resulting in alleged liability. The lawsuit was finally settled in 1994 for $89,050, payable, without interest, at $1,000 per month.

4. CONVERTIBLE DEBENTURES
   ======================
    On April 14, 1997, and July 7, 1997, the Company entered into Subscription Agreements related to two negotiated private placements. These transactions were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. As a result, the Company issued an aggregate of $3,500,000 of 8% Senior Secured Convertible Debentures due March 31, 2000 and July 1, 2000 for the April 14 ($2,000,000) and July 7 ($1,500,000) offerings, respectively (the "Debentures") and granted to the purchasers warrants to purchase 62,500 shares of the Company's Common Stock (the "Warrants").

    The Debentures may be converted into shares of Common Stock at any time commencing June 2, 1997 at a price equal to the lesser of seventy-five percent (75%) of the closing bid price of the Common Stock on the closing date (i.e. 75% X $8.00, or $6.00 per share); seventy-five percent (75%) of the closing bid price of the Common Stock on the day prior to the funding of any subsequent funding ("tranche"); or seventy-five percent (75%) of the average closing bid price for the five trading days immediately preceding the actual date of conversion of the Debentures. With respect to the April 1997 funding, if conversion is made after August 16, 1997, the discount will be seventy-two and one-half percent (72.5%) of the above-referenced valuation standards. The
Company has recorded financing charges for the differences between the conversion price and the fair market value of the stock at the date of each funding ($666,667 for the year ended May 31, 1997 and $500,000 for the second tranche at July 7, 1997). The discount will be amortized over the life of the debentures.

    The Company is required to use its "best efforts" to cause the Registration Statement with the Securities and Exchange Commission to become effective. If the Registration Statement does not become effective within 120 days of each respective funding, the Company is required to pay liquidated damages equal to two percent (2%) of the Debentures for the first thirty days and three percent (3%) per month thereafter until the Registration Statement becomes effective.

    With regard to the April 1997 funding, until at least seventy-five percent (75%) of the Debentures are converted, a deed of trust on the Nevada Property and a pledge of 1,000,000 shares of Common Stock will secure the Debentures. No such security is given on the Debentures issued in July 1997.

    The Company has issued warrants to the Subscribers of the April 14 and July 7 offerings. Regarding the Subscribers of the April 14 offering, the Company has granted 62,500 warrants with an exercise price of $8 per share and an expiration date of April 16, 2002. Regarding Subscribers of the July 17, 1997 offering, the Company has granted 75,250 warrants with an exercise price of $6.75 per share and an expiration date of July 16, 2002. The exercise price is subject to adjustment to account for payments of dividends, stock splits, reverse stock splits, and similar events.


5. COMMITMENTS AND CONTINGENCIES
   =============================

LEASE

    The Company leases office space under terms of an operating lease expiring on February 28, 1998. Future minimum lease payments for the years ending May 31, 1998 are $33,525. Rent expense amounted to $27,181, $20,726 and $20,394 for the years ended May 31, 1997, 1996 and 1995.

   =============================

SECURITIES AND EXCHANGE COMMISSION

    During May 1989, the Company received notice that the Securities and Exchange Commission ("Commission") had commenced an investigation into the Company's business activities. In 1993, the Board of Directors of the Company determined that the entry of a proposed consent judgment and the termination of the investigation was in the best interest of the Company and received confirmation that the investigation had been completed.

    On March 19, 1994, the Company received the following "Stipulation Regarding
Resolution  of  Outstanding   Issues"  from  the  Commission   closing  out  the
investigation and all related issues:

    "Whereas the disposition of funds analysis conducted pursuant to the Judgment of Permanent Injunction and Other Relief against Defendant Nevada Manhattan Mining Incorporated entered on August 3, 1993 has revealed no ill-gotten gains received by any defendant, the undersigned parties hereby stipulate that all outstanding issues in this action have been resolved, including disgorgement, and that the judgment entered against the defendants are final."

    While the Company believes that it was in the best interests of the Company and its stockholders to enter the consent judgment, the entry of the judgment may impose certain burdens on the Company with respect to its future activities. The more significant of such burdens are as follows:

     (i)  The  Company  may  not  be  able  to  utilize  the   exemptions   from
          registration available under Regulation A and Rule 701 under the 1933 Act.

     (ii) The Company may not be able to rely on the private placement exemptions provided in various state securities laws in connection with the offer and sale of securities in a transaction which qualifies as an exempt sale of securities under the 1933 Securities Act.

    In such case, the Company would be required to qualify the transaction under the state securities laws, which may not be available. This qualification would increase the cost of, and extend the time for completing, such private placement of securities.

OTHER CONTINGENCIES

    In January 1995, a group of stockholders and creditors asserted a claim in regards to a January 1988 settlement agreement. The Company has not been formally served or any legal process initiated by the stockholders and creditors in asserting this claim. Management does not believe the ultimate outcome of this contingency will have a material effect on financial position or results of operations.

     During May 1997, the Company agreed to pay two shareholders an aggregate of 3% of the "net profits" of the Company's timber-related activities.

   =============================
    During November 1997 the Company filed a lawsuit in Nevada against its former joint venturer partners in the Nevada mine ("the Harvey Entities"). The complaint originally alleged, among other things, that the Harvey Entities breached their obligations under various agreements. The action as amended seeks damages of approximately $4,000,000 resulting from the actions and inactions of the defendants. In a counterclaim, the defendants are seeking an injunction preventing the Company from conducting activities related to the mine and punitive damages and other financial relief based on breach of contract and other causes of action. The Company subsequently amended its complaint, seeking a judicial determination that the Joint Venture Agreement was null and void and a determination that the Harvey Entities have forfeited all interest in the Nevada property. After a two-hour hearing on September 4, 1997, the court refused to issue an injunction against the Company. Pursuant to stipulation, the parties have agreed not to interfere with one another's operations on the Nevada Property. Additionally, the Company has agreed not to further encumber the Nevada property pending trial. A trial date has been set for April 30, 1998. If the Company is successful in obtaining the declaratory relief requested in the action, it will effectively continue to own or control an undivided 100% interest in the Nevada property. The Company believes that it will obtain the declaratory relief requested in the action.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The  following   disclosure  of  the  estimated   fair  value  of  financial
instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

    The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments.

SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

    At certain times, the Company's cash deposits are in excess of the federally insured limit on bank accounts. The Company has not experienced losses related to its cash.


6. STOCKHOLDERS' EQUITY
   ====================

REVERSE SPLIT

    In February 1995, the Company's stockholders approved a one-for-ten reverse split of the Company's common stock. The stated par value per share was not changed. All share and per share amounts herein have been retroactively restated to reflect the reverse split.

OTHER STOCK TRANSACTIONS

    The Company sold 647,213 shares of common stock and 13,150 shares of Series A Preferred Stock in separate private placements during the year ended May 31, 1995. The preferred stock had not been formally issued as of May 31, 1995, but was issued during the year ended May 31, 1996. The Company raised $776,513 in the private placements of which $50,500 was still receivable at May 31, 1995 and has been reflected as an offsetting amount in stockholders' equity at that date.

   ====================
    During the year ended May 31, 1995, the Company agreed to issue 59,400 hares of common stock in exchange for conversion of $638,660 of notes payable to certain individuals. This amount was included in stock to be issued at May 31, 1995. These 59,400 common shares were issued in November 1995.

    During the year ended May 31, 1995, the Company also agreed to issue 32,500 shares of common stock to certain individuals to settle certain claims made by the individuals. The $32,500 value of the shares was charged to general and administrative expense. The shares were valued at $1 per share, the price at which the Company was issuing its shares in a private placement at the time.

    During 1988, two Company officers loaned 495,000 (post-reverse split) common shares to the Company as treasury stock in return for the Company's promise to return the shares when common shares became available as a result of a reverse split or an increase in authorized shares. The shares were reissued to the officers in November 1995. The Company has accounted for the shares, valued at the market price of the shares when they were loaned to the Company, as a long-term obligation in the financial statements until the year ended May 31, 1995, when the reverse split occurred and the shares became available for issuance. At that time, the obligation was considered as common stock to be issued and included in stockholders' equity. The shares were valued at $1 per share, the price at which the Company was issuing its shares in a private placement at the time.

    During the year ended May 31, 1996, the Company issued 140,000 common shares to certain employees for services rendered. The shares were valued at $.25 per share ($35,000), the price at which the Company was issuing its shares in a private placement at the time.

    In connection with their employment contracts, the Company also granted two officers the right to purchase 900,000 common shares each at an average price of $1.50 per share. The officers exercised these options during the year ended May 31, 1996 and the Company's board of Directors then agreed to give the officers the shares for services rendered. These shares have been valued at $.25 per share ($450,000) in the accompanying financial statements, the price at which the Company was issuing its shares in a private placement at the time.

    During the year ended May 31, 1997, the Company issued 120,000 common shares to certain employees for services rendered. The Company has valued the shares at $240,000 based upon the $2 market price of the Company's common shares at the time.

    During the year ended May 31, 1997, the Company issued 100,000 common shares to its mining contractor in Nevada to settle a mining contract payable of $250,000. The shares were valued at the amount of the payable settled. The fair value of the shares at the time was approximately $2.50 per share.

    During the year ended May 31, 1997, the Company issued 1,087,133 common shares to certain shareholder creditors for the conversion of $410,626 in debt. The Company recorded a financing expense of $677,000 (included in general and administrative expenses) for the excess of the fair market value of the shares over the amount of the debt. The fair market value was determined as the $1 per share price at which the Company was issuing its shares in a private placement at the time.

WARRANTS

    As of July 28, 1997, the Company had warrants outstanding for the purchase of an aggregate of 937,750 shares at a weighted average exercise price of $4.15. During the year ended May 31, 1997, warrants were issued to third parties for an aggregate of 412,500 shares. In accordance with SFAS 123, the Company expensed $1,206,875 in connection with these warrants.

   ====================

PREFERRED STOCK

    The preferred stock has a $1 par value, a $10 liquidation preference and an 8 percent cumulative dividend payable in cash or kind. Each share is convertible to ten common shares for a period of thirty months.

7. INCOME TAXES
   ============

    The Company has recorded no income tax benefit, nor has deferred taxes in any year due to a net operating loss carryforward amounting to approximately $14,000,000 at May 31, 1997, which will expire, if not utilized, from 2002 to 2011.

    There are no significant temporary differences between the Company's tax and financial bases.


     Following is a reconciliation between income tax provision (credit) and the amount that would result from applying the U. S. statutory rate to pretax income
(loss):

                                                           MAY 31,
                                                1997         1996        1995
                                            -----------   ----------  ----------
Income tax credit at statutory rate...    $(1,430,000)  $ (450,000)  $ (237,000)
Lack of taxable income in carry-back
  period..............................      1,430,000      450,000      237,000
                                           -----------   ----------  ----------
Income tax provision (credit).........     $     --     $     --     $     --
                                           ===========   ==========  ==========


     Following are the components of the Company's deferred tax asset resulting from the Company's net operating loss carryforward at each period:

                                                         MAY 31,
                                              1997          1996        1995
                                           -----------   -----------  ----------
     Deferred tax asset ..............    $ 4,760,000  $ 3,388,000   $2,937,000
     Valuation allowance .............     (4,760,000)  (3,388,000)  (2,937,000)
                                          -----------  -----------   ----------
     Net deferred tax asset...........    $      --    $      --     $     --
                                          ===========  ===========   ==========

8. GEOGRAPHIC AND SEGMENT INFORMATION
   ==================================

GEOGRAPHIC INFORMATION

    The Company's operations during the two years ended May 31, 1996 were entirely gold mining operations in the United States. Beginning in the year ended May 31, 1997, the Company began operating in Indonesia (mining) and Brazil (timber). Financial data by segments and geographic area as of and for the year ended May 31, 1997 were as follows:

                                                   OPERATING     IDENTIFIABLE
                                      SALES           LOSS          ASSETS
                                   -----------    -----------    ------------
     United States.......         $    --        $(3,900,388)   $  6,555,563
     Indonesia...........              --            (91,383)      2,826,782
     Brazil..............             287,178       (221,238)      4,160,480
                                  -----------    -----------    ------------
       Total.............         $   287,178    $(4,213,009)   $ 13,542,825
                                  ===========    ===========    ============

SEGMENT INFORMATION
                                      TIMBER        MINING         TOTAL
                                  -----------    -----------    ------------
     Sales ....................   $   287,178            --     $    287,178
                                  ===========    ============   ============
     Operating loss ...........      (221,238)       (202,604)  $   (423,842)
     General corporate expenses          --              --       (3,789,167)
                                  -----------    ------------   ------------
     Net loss .................   $  (221,238)   $   (202,604)  $ (4,213,009)
                                  ===========    ============   ============
     Identifiable assets ......   $ 4,160,480    $  8,950,656   $ 13,111,136
     Corporate assets .........          --              --          431,689
                                  -----------    ------------   ------------
     Total assets .............   $ 4,160,480    $  8,950,656   $ 13,542,825
                                  ===========    ============   ============
     Capital expenditures .....   $   313,055    $  1,789,388   $  2,102,443
                                  ===========    ============   ============
     Depreciation .............   $     5,500    $     18,431   $     23,931
                                  ===========    ============   ============

    Operating loss represents sales less operating expenses for each segment and excludes income and expenses of a general corporate nature. Identifiable assets by segment are those assets that are used in the Company's operations within that industry but exclude investments in other industry segments. General corporate assets consist principally of corporate cash. General corporate expenses consisted of the following:

     Salaries and benefits................................     $  642,410
     Warrants expense.....................................      1,200,000
     Discount on options..................................        150,000
                                                               ----------
     Financing expense-- debt conversion..................        677,000
                                                               ----------
     Travel expenses......................................        175,077
     Legal and accounting.................................        214,671
     Consulting fees......................................        124,018
     Other................................................        605,991
                                                               ----------
                                                               $3,789,167
                                                               ==========

    One customer accounted for approximately 20% of the Company's sales for the year ended May 31, 1997.

9. STOCK OPTIONS
   =============
    The Company has granted stock options to all members of the Board of Directors in the amount of 10,000 shares per full year of service as an active member of the Board of Directors. The exercise price of options granted is $1.00 per share of common stock. Options may not be exercised after expiration of ten
(10) years from the date of grant and are non-transferable other than by will or inheritance. These options are the only compensation received for service as Director.

    The following table sets forth information regarding options for the periods ended:
                                                           MAY 31,
                                                 1997       1996       1995
                                               -------    --------   -------
Outstanding at beginning of period........     240,000    190,000    160,000
Granted...................................      50,000     50,000     30,000
                                               -------     ------    -------
Outstanding at end of period..............     290,000    240,000    190,000
                                               =======    =======    =======

     During 1997, the Company also granted its chief legal counsel an option to acquire 100,000 common shares at $4 per share.

SFAS 123

    In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award. However, SFAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The pro forma disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has elected to measure compensation cost, including options issued, under Opinion 25. The Company charged $150,000 to expense for the year ended May 31, 1997 under Opinion 25. No compensation cost was considered under either Opinion 25 or SFAS 123 for the year ended May 31, 1996, since the option price for the restricted shares approximated the value of the restricted stock and the options were considered to have a nominal fair value.

    Pro forma disclosures as required by SFAS 123 for the fiscal year ended May 31, 1997 are as follows:

     Pro forma net loss..............................      $(4,261,859)
                                                           -----------
     Pro forma net loss per share....................      $     (0.40)
                                                           -----------
     Pro forma net loss attributable to common
       shareholders..................................      $(4,411,359)
                                                           -----------
     Pro forma net loss per share....................      $     (0.41)
                                                           -----------

   =============
    The fair value of the awards was estimated at the grant date using a Black-Scholes option pricing model with the following weighted average assumptions for 1997: risk-free interest rate of 6.63%; volatility factor of 44%; and an expected life of the awards of one year. The weighted average fair value of stock options for the year ended May 31, 1997 was $2.16.


10. ACCOUNTING DEVELOPMENTS
    =======================

SFAS 128

    In February 1997, FASB issued SFAS 128, "Earnings per Share." SFAS 128 requires all companies to present "basic" earnings per share ("EPS") and, for companies with a complex capital structure, "diluted" EPS. Basic EPS is computed by dividing net income available for common shareholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed by dividing income (adjusted for preferred stock dividends and any potential income or loss from convertible securities) by the weighted-average number of common shares outstanding during the period plus the number of additional common shares that would have been outstanding if any dilutive potential common stock had been issued. Certain disclosures regarding the computation are also required by the statement. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. The statement is not allowed to be applied early; however, pro forma EPS amounts computed under SFAS 128 prior to its adoption may be presented in notes to the financial statements. After adopting SFAS 128, companies must restate all prior-period EPS information presented. Pro forma basic net loss per share each year is equal to the net loss per share reported in the accompanying statement of operations. Diluted net loss per share is not applicable since the Company has losses in each year and increasing the shares outstanding would decrease loss per share.


11. RESTATEMENTS
    ============

    Subsequent to May 31, 1996, the Company discovered that its mining properties have been overstated by the capitalization of a portion of certain indirect salaries since 1992. Accordingly, the accompanying financial statements have been restated to correct the error. The effect of the correction was to decrease domestic mining properties and increase accumulated deficit at May 31, 1996, by $488,619 and increase net loss by $126,588 and $87,030 for the years ended May 31, 1996 and 1995, respectively.

    Subsequent to May 31, 1997, the Company discovered that it should have recorded a financing expense for the excess of fair market value of certain common shares over the amount of the debt for which the shares were issued. Accordingly, the accompanying financial statements for the year ended May 31, 1997 have been restated to correct the error. The effect of the correction was to increase expenses, net loss, additional paid-in capital and accumulated deficit by $677,000.

12. SUBSEQUENT EVENTS
    =================

     In June 1997, the Company agreed to issue 65,000 common shares to retire $325,000 of accounts payable to the Company's mining subcontractor at the Manhattan Mine.

     In June 1997 the Company issued an additional $1,500,000 in convertible debentures as explained in Note 4.

     In June 1997 the Company issued warrants to purchase 350,000 shares at $4.06 per share (the market price at the time) to a consultant.

    Subsequent to May 31, 1997, the Company has realized approximately $40,000 in gold sales from the Nevada Mine.

    In June 1997, the Company's convertible debenture holder converted $200,000 of the debentures into 42,444 shares of common stock.


                                                         COMMON STOCK PROXY

                                                NEVADA MANHATTAN MINING, INCORPORATED

                               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 1998

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     We the undersigned  shareholder(s) of Nevada Manhattan Mining,  Incorporated  ("NMM") hereby  nominate(s),  constitute(s),  and appoint(s)  Messrs.  Christopher  D. Michaels and Jeffrey S. Kramer,  and each of them, the  attorneys,  agents,  and proxies of the undersigned,  with full power of  substitution,  to attend and act as proxy or proxies of the  undersigned  at the Annual Meeting of
Shareholders  ("Meeting") of said NMM to be held at the Sheraton Gateway Hotel (Los Angeles  Airport),  6101 West Century Blvd., Los
Angeles,  CA., on April 17,  1998 at 1:00 p.m.,  Pacific  Daylight  Time,  or at any and all  adjournments  thereof,  and to vote as specified herein the number of Common Shares which the undersigned, if personally present, would be entitled to vote.

   1.ELECTION OF DIRECTORS.[  ]  FOR  all nominees listed below   [  ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

         Nominees:     Christopher D. Michaels,   Jeffrey S. Kramer,   Stanley J. Mohr,  Joe C. Rude' III,  William E. Wilson
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN
                    THE LIST ABOVE.

   2.AMEND ARTICLES OF INCORPORATION TO CHANGE COMPANY NAME:    [   ]  FOR       [   ]  AGAINST      [   ]  ABSTAIN

   3.RATIFICATION OF APPOINTMENT OF INDEPENDENT  ACCOUNTANTS.  To ratify the selection of Jackson & Rhodes P.C. to serve as NMM's independent accountants for the fiscal year ending May 31, 1998.
                                                     [   ]  FOR             [   ]   AGAINST            [   ]   ABSTAIN

   4.To transact such other business as properly may come before the Meeting and any  adjournment or  adjournments  thereof.  The
Board of Directors at present knows of no other business to be presented by or on behalf of NMM at the meeting.

                     (Please sign and date on reverse side)
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                          (Please sign and date below)

     The undersigned hereby ratifies and confirms all that the Proxy Holders,  or any of them, or their substitutes,  shall lawfully do or cause to be done by virtue hereof,  and hereby revokes any and all proxies  heretofore given by the undersigned to vote at the
Meeting. The undersigned  acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement  accompanying said Notice.



                                                                                Dated:

                                                                                ------------------------------------------
                                                                                (Please Print Name)
                                                                                -------------------------------------------
                                                                                (Signature of Shareholder)
                                                                                -------------------------------------------
                                                                                (Please Print Name)

                                                                                -------------------------------------------
                                                                                (Signature of Shareholder)


                                                                                (Please date this Proxy and sign above as your
                                                                                name(s) appear(s)on this card. Joint owners each
                                                                                should sign personally. Corporat proxies should
                                                                                be signed by an authorized officer. Executors,
                                                                                administrators, trustees, etc. should give their
                                                                                full titles.

                                                                                I (We) will [ ] ____ will not [ ] attend the meeting
                                                                                in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL
2 and PROPOSAL 3. THE PROXY WHEN PROPERLY  EXECUTED  SHALL BE VOTED IN  ACCORDANCE AS DIRECTED.  IF NO DIRECTION IS MADE FOR A GIVEN
PROPOSAL,  THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS  NOMINATED  BY THE BOARD OF  DIRECTORS  AND "FOR"  PROPOSAL 2 and
PROPOSAL 3.
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